EXECUTION VERSION

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AM CAPITAL FUNDING, LLC
Issuer

CITIBANK, N.A.
Trustee

MASTER INDENTURE

Dated as of September 14, 2018

TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS AND CONSTRUCTION	5

Section 1.01.	Definitions 5

Section 1.02.	Rules of Construction 5

Section 1.03.	Supplements Controlling. 5

ARTICLE II THE NOTES	6

Section 2.01.	Form Generally 6

Section 2.02.	Denominations 6

Section 2.03.	Execution, Authentication and Delivery 6

Section 2.04.	Authenticating Agent 7

Section 2.05.	Registration of and Limitations on Transfer and Exchange of Notes 7

Section 2.06.	Mutilated, Destroyed, Lost or Stolen Notes 9

Section 2.07.	Persons Deemed Owners 10

Section 2.08.	Appointment of Paying Agent 10

Section 2.09.	Access to List of Noteholders’ Names and Addresses 10

Section 2.10.	Cancellation 11

Section 2.11.	Issuances of Notes 11

Section 2.12.	Book-Entry Notes 13

Section 2.13.	Notices to Clearing Agency 13

Section 2.14.	Definitive Notes 13

Section 2.15.	Additions to Trust Estate 14

Section 2.16.	Substitution of Loans; Other Releases 14

ARTICLE III REPRESENTATIONS AND COVENANTS OF ISSUER	15

Section 3.01.	Representations and Warranties of the Issuer--General 15

Section 3.02.	Representations and Warranties of the Issuer Relating to the Loans, Loan Agreements and Metals 19

Section 3.03.	General Covenants of the Issuer 22

Section 3.04.	Payment of Principal and Interest 25

Section 3.05.	Money for Note Payments to Be Held in Trust 26

Section 3.06.	Allocation of Collections and Other Funds 27

Section 3.07.	Unclaimed Funds 27

Section 3.08.	Issuer May Consolidate, Etc. Only on Certain Terms 28

Section 3.09.	Successor Substituted 29

ARTICLE IV SATISFACTION AND DISCHARGE	30

Section 4.01.	Satisfaction and Discharge 30

Section 4.02.	Application of Trust Money 30

ARTICLE V EARLY AMORTIZATION EVENTS, DEFAULTS AND REMEDIES	31

Section 5.01.	Early Amortization Events 31

Section 5.02.	Events of Default 31

Section 5.03.	Acceleration of Maturity; Rescission and Annulment 31

Section 5.04.	Collection of Indebtedness and Suits for Enforcement by Trustee 32

Section 5.05.	Remedies 33

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Section 5.06.	Optional Preservation of Trust Assets 35

Section 5.07.	Trustee May Enforce Claims Without Possession of Notes 35

Section 5.08.	Limitation on Suits 35

Section 5.09.	Unconditional Rights of Noteholders to Receive Principal and Interest 36

Section 5.10.	Restoration of Rights and Remedies 36

Section 5.11.	Rights and Remedies Cumulative 36

Section 5.12.	Delay or Omission Not Waiver 36

Section 5.13.	Rights of Noteholders to Direct Trustee. 37

Section 5.14.	Waiver of Past Defaults 37

Section 5.15.	Undertaking for Costs 37

Section 5.16.	Waiver of Stay or Extension Laws 38

Section 5.17.	Sale of Trust Assets 38

Section 5.18.	Action on Notes 39

Section 5.19.	Limited Rights of Certain Noteholders 39

ARTICLE VI THE INDENTURE TRUSTEE	39

Section 6.01.	Duties of Trustee 39

Section 6.02.	Notice of Early Amortization Event 41

Section 6.03.	Rights of Trustee 41

Section 6.04.	Not Responsible for Recitals or Issuance of Notes 45

Section 6.05.	May Hold Notes 45

Section 6.06.	Money Held in Trust 45

Section 6.07.	Compensation, Reimbursement and Indemnification 45

Section 6.08.	Replacement of Trustee 46

Section 6.09.	Successor Trustee by Merger 47

Section 6.10.	Appointment of Co-Trustee or Separate Trustee 47

Section 6.11.	Eligibility; Disqualification 49

Section 6.12.	Representations and Covenants of Trustee 49

Section 6.13.	Notice of Repurchase Requests. 49

Section 6.14.	Notice to Servicer of Repurchase Requests. 49

ARTICLE VII NOTEHOLDERS’ LIST AND REPORTS BY INDENTURE TRUSTEE AND ISSUER	50

Section 7.01.	Issuer to Furnish Trustee Names and Addresses of Noteholders 50

Section 7.02.	Preservation of Information; Communications to Noteholders 50

ARTICLE VIII ACCOUNTING AND RELEASES	50

Section 8.01.	Collection of Money 50

Section 8.02.	Authority of Servicer to Direct 51

Section 8.03.	Release of Trust Assets, Etc. 51

ARTICLE IX SUPPLEMENTAL INDENTURES	51

Section 9.01.	Supplemental Indentures Without Consent of Noteholders 51

Section 9.02.	Supplemental Indentures with Consent of Noteholders 53

Section 9.03.	Execution of Supplemental Indentures 54

Section 9.04.	Effect of Supplemental Indenture 54

Section 9.05.	Reference in Notes to Supplemental Indentures 54

ARTICLE X MISCELLANEOUS	55

Section 10.01.	Form of Documents Delivered to Trustee 55

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Section 10.02.	Acts of Noteholders 55

Section 10.03.	Notices, Etc. to Trustee, Issuer and Rating Agency 56

Section 10.04.	Notices to Noteholders; Waiver 57

Section 10.05.	Alternate Payment and Notice Provisions 58

Section 10.06.	Effect of Headings and Table of Contents 58

Section 10.07.	Successors and Assigns 58

Section 10.08.	Separability 58

Section 10.09.	Benefits of Indenture 58

Section 10.10.	Legal Holidays 58

Section 10.11.	Governing Law; Waiver of Jury Trial 58

Section 10.12.	Counterparts 59

Section 10.13.	Issuer Obligation 59

Section 10.14.	No Petition 60

Section 10.15	Illegal Acts 60

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This MASTER INDENTURE is dated as of September 14, 2018 (as amended, supplemented or restated from time to time, this “Master Indenture”), between AM CAPITAL FUNDING, LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), and CITIBANK, N.A., a national banking association, as indenture trustee (the “Trustee”).
WITNESSETH:
WHEREAS, this Master Indenture is being executed and delivered in order to provide for the issuance, from time to time, by the Issuer of Notes in one or more additional Series, the principal terms of which shall be specified in one or more Supplements to this Master Indenture; and
WHEREAS, except as otherwise provided herein, the obligations of the Issuer under all Notes issued pursuant to this Master Indenture shall be secured on a pari passu basis by the Trust Estate further granted and described below.
NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
GRANTING CLAUSES
The Issuer hereby pledges, transfers, assigns, and otherwise conveys to the Trustee for the benefit and security of the Noteholders, without recourse, and grants a security interest to the Trustee for the benefit and security of the Noteholders in, all of its right, title and interest in, to and under the assets and property described below (collectively, the “Trust Estate”):
(a)all Loans now or hereafter existing, originated or acquired from time to time in respect of a Designated Account (including Additional Loans existing or arising from time to time, whether in respect of existing or Additional Designated Accounts), together with all Collections therefrom and all Liens, guaranties and assignments securing the same;
(b)all rights, powers, privileges, benefits and remedies under the Loan Agreements related to the Designated Accounts (including, but not limited to, all guaranties, lien priority agreements, security agreements, collateral assignments, subordination agreements, negative pledge agreements and loan agreements) now or hereafter evidencing, securing or guaranteeing or otherwise relating to or delivered in connection with a Loan and a Loan Agreement, including the pledge and security interest granted under the Loan Agreements in the Metals securing the Loans (the “Metals Collateral”), together with all other property and assets and contract rights comprising the Loans and Related Interests sold, assigned and conveyed from time to time to the Issuer pursuant to the Transfer and Sale Agreement;
(c)all right, title and interest (but not the obligations) of the Issuer now existing or hereafter arising under the Optional Advance Agreement, as well as all Metals Inventory received pursuant to an Advance and held from time to time in the Collection Metals Account or the Equalization Metals Account established under the Servicing Agreement, together with all cash Dollars received pursuant to an Advance and held on deposit in the Collection Cash Account or the

Equalization Cash Account established thereunder, and all attachments, accessories, accessions, substitutions and replacements with respect to, and all proceeds of, any of the foregoing;
(d)to the extent not already included in clauses (a), (b), or (c) above, and in each case to the extent evidencing or related to any of the foregoing, all of the Issuer’s presently existing or hereafter acquired or created accounts, accounts receivable, lockbox accounts and other deposit accounts, rights in the Lockbox Agreement, other contract rights, notes, drafts, acceptances, chattel paper, leases, letter of credit and writings evidencing a monetary obligation or Lien or security interest in or a lease of property, all rights to receive the payment of money or other consideration given, whether or not earned by performance and whether or not evidenced by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general intangibles, including all rights and payments under licensing agreements or arrangements, franchises or permits, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind given by any person with respect to any of the foregoing, including in any event, all accounts, instruments and chattel paper within the meaning of the Uniform Commercial Code (“UCC”);
(e)all right, title and interest of the Issuer, if any, in and to each of the Trust Accounts and in all funds deposited in such accounts from time to time (including any amounts initially on deposit in the Equalization Account), and all certificates and instruments, if any, from time to time representing or evidencing any interest in such accounts, and all interest, dividends, proceeds, cash, investment funds, instruments and other property, if any, from time to time received, receivable or otherwise distributed in respect of or in exchange for all or any of such accounts or the funds on deposit in such accounts and all rights and entitlements, tangible or intangible, in respect of the foregoing;
(f)all other documents, instruments, books, correspondence, credit files and records of every nature of the Issuer, whether now existing or hereafter acquired or created, and in any event all documents of the Issuer within the meaning of the UCC;
(g)all right, title and interest (but not the obligations) of the Issuer under the Transfer and Sale Agreement including, without limitation, (i) all rights of the Issuer to receive moneys due and to become due under or pursuant to the Transfer and Sale Agreement, whether payable as fees, expenses, costs or otherwise, (ii) all rights of the Issuer to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Transfer and Sale Agreement, (iii) claims of the Issuer for damages arising out of or for breach of or default under the Transfer and Sale Agreement, (iv) the right of the Issuer to amend, waive or terminate the Transfer and Sale Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (v) all other rights, remedies, powers, privileges and claims of the Issuer under or in connection with the Transfer and Sale Agreement;
(h)all right, title and interest (but not the obligations) of the Issuer under each other Program Agreement not heretofore mentioned, including without limitation the Metals Depository

Agreements, the Servicing Agreement, the Lockbox Agreement, the Custodial Agreements and the Security Agreement and Assignment of Hedging Account;
(i)all hedging funds which may hereafter accumulate or become withdrawable from or paid out of the Hedge Account of the Issuer with a broker, including any balance which may remain to the credit of said account upon the closing thereof; subject, however, to the prior payment of all indebtedness of the Issuer to the broker, as such may exist from time to time, including fees and commissions, which may have been incurred in connection with the Issuer’s transactions with the broker, and to the broker’s lien, and the right of foreclosure thereof in connection with any indebtedness of the Issuer to the broker (including any right of the broker to close out open positions without prior demand for additional margin and without prior notice);
(j)the proceeds, in cash or otherwise, of the assets and property described in the foregoing clauses (a) through (i) (including, without limitation, the proceeds of any sale or other disposition of such property and all insurance proceeds of any kind paid at any time in connection with such property), all Liens (whether possessory, contractual, statutory or otherwise) with respect to such property, and all rights, remedies and claims (whether in the nature of indemnities, warranties, guaranties or otherwise) of the Issuer with respect to such property, including without limitation, the right of the Issuer to bring suit to enforce its rights with respect to such property, in any case whether now existing or hereafter at any time or from time to time arising.
The foregoing Grants are made in trust to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Notes, except as expressly provided in this Master Indenture (or in a Supplement), and to secure (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Master Indenture and any Supplement, and (iii) compliance with the provisions of this Master Indenture and any Supplement, all as provided herein (the “Secured Obligations”).
The foregoing grant and assignment does not constitute and is not intended to result in the creation or any assumption by the Trustee or any Noteholder of any obligation of the Issuer, the Servicer or any other Person in connection with the Loans, any agreement or instrument relating thereto, or any other of the Trust Estate assets, including, without limitation, any obligation to any Obligors or to insurers or guarantors of such Obligor, or in connection with the Transfer and Sale Agreement.
In connection with such grant and assignment, the Issuer agrees to record and file, at its own expense, one or more financing statements (including any continuation statements with respect to such financing statements when applicable) with respect to the Loans now existing and hereafter created for the transfer of chattel paper (as defined in the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the grant and assignment of the Loans, Loan Agreements, Metals Collateral and other Trust Estate assets to the Trustee, and to deliver file-stamped copies of such financing statements or continuation statements or other evidence of such filing to the Trustee promptly following the date of issuance of the initial Series of Notes hereunder, and in the case of any continuation statements, as soon as practicable after receipt thereof by the Issuer.

In connection with such grant and assignment, the Issuer agrees, at its own expense, on or prior to each Cut-Off Date on which Designated Accounts are designated to the Issuer and become subject to the lien of this Master Indenture (i) to annotate and indicate in its computer files, and to cause the Servicer to annotate and indicate in the Servicer’s computer files, that Loans, Loan Agreements, Metals Collateral and other Trust Estate assets with respect to such Designated Accounts have become subject to the lien of this Master Indenture for the benefit of the Noteholders, (ii) to deliver or cause to be delivered to the Custodian, at the times required in Section 3.02(c) of the Transfer and Sale Agreement, each executed original Loan Agreement relating to a Designated Account, (iii) to cause the Servicer to affix each such Loan Agreement with a legend, attachment or similar marking indicating the Issuer’s and the Trustee’s interest therein, and (iv) to deliver or cause to be delivered to the Servicer, in its capacity as agent and bailee of the Trustee (or, upon request of a Majority of Noteholders, to the Trustee directly) a computer file containing a true and complete list of all Loans, Loan Agreements, Metals Collateral and Metals Inventory constituting the Trust Estate, identified by account number and setting forth the Outstanding Balance of each Loan and each Eligible Loan as of the related Cut-Off Date, together with all other Relevant Information in respect thereof. A printout of such file reflecting the Trust Estate as in effect on the date of issuance of the initial Series of Notes shall be attached as Schedule 1 hereto. The Issuer further agrees not to alter or permit to be altered the file designation referenced in clause (i) of this paragraph with respect to any Designated Account, Loan, Loan Agreement, Metals Collateral or Metals Inventory during the term of this Master Indenture unless and until such Designated Account, Loan and Loan Agreement is released from the lien of this Master Indenture. Not in derogation of the foregoing, it is nevertheless understood that the Obligors are not being and will not be notified of the transfers contemplated under the Program Agreements, prior to commencement of any enforcement of the rights and remedies of the Trustee as a secured creditor with respect to the obligations of such Obligors.
The Trustee, as Indenture Trustee on behalf of the Noteholders, hereby acknowledges the foregoing grants, accepts the trusts under this Master Indenture in accordance with the provisions of this Master Indenture and agrees to perform the duties herein required to the end that the interests of the Noteholders may be adequately and effectively protected.
As provided in each Supplement, the Issuer may (but is not obligated to) grant to the Trustee, for the benefit of the holders of the related Series, such other collateral that shall be in addition to the Trust Estate (such other collateral, the “Series Collateral”). Any grants of Series Collateral pursuant to a Supplement, unless otherwise provided in such Supplement, shall be made for the exclusive benefit of the holders of the related Series and shall not secure in any manner the Issuer’s obligations under any other Series of Notes or related Supplement.

ARTICLE I

DEFINITIONS AND CONSTRUCTION
Section 1.01.    Definitions. As used in this Master Indenture and unless the context requires a different meaning, capitalized terms used in this Master Indenture shall have the meanings assigned to them in the List of Definitions attached hereto as Annex X.
Section 1.02.    Rules of Construction. Except as otherwise expressly provided in this Master Indenture or unless the context otherwise clearly requires:
(a)    Defined terms include, as appropriate, all genders and the plural as well as the singular. References to designated articles, sections, and other subdivisions of this Master Indenture, such as “Section 6.12(a),” refer to the designated article, section, or other subdivision of this Master Indenture as a whole and to all subdivisions of the designated article, section, or other subdivision. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Master Indenture as a whole and not to any particular article, section, or other subdivision of this Master Indenture;
(b)    Any term that relates to a document or a statute, rule or regulation includes any amendments, modifications, supplements or any other changes that may have occurred since the document, statute or rule came into being, including changes that occur after the date of this Master Indenture;
(c)    Any party may execute any of its obligations under this Master Indenture either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Master Indenture; provided that any such party shall remain responsible to the other party hereto for the proper performance of its obligations hereunder;
(d)    The term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);
(e)    All accounting terms used in an accounting context shall be construed in accordance with generally accepted accounting principles. Capitalized terms used in this Master Indenture without definition that are defined in the UCC are used in this Master Indenture as defined in the UCC; and
(f)    In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” or “until” mean “to but excluding.”
Section 1.03.    Supplements Controlling.
If a conflict exists between the provisions of this Master Indenture and any Supplement, the provisions of the Supplement shall be controlling with respect to the related Series.

ARTICLE II

THE NOTES
Section 2.01.    Form Generally. Any Series or Class of Notes, together with the Trustee’s certificate of authentication, shall be in substantially the form of an exhibit to the related Supplement with appropriate insertions, omissions, substitutions and other variations permitted by this Master Indenture, and may have letters, numbers or other marks of identification and any legends or endorsements that the officers executing them deem appropriate and that are consistent with this Master Indenture. Any portion of the text of any Note may be set forth on its reverse, with an appropriate reference to the reverse on the face of the Note.
The Notes may be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing them.
Each Note other than a Definitive Note will be dated the related Closing Date, and each Definitive Note will be dated as of the date of its authentication.
Section 2.02.    Denominations. Except as otherwise specified in the related Supplement or the Notes, each Series (or Class within Series, if any) of Notes shall be issued in fully registered form in minimum amounts of $100,000 and integral multiples of $1,000 in excess thereof (except that one Note of each Series or Class may be issued in a different amount, so long as the amount exceeds the applicable minimum denomination for that Series or Class). Notes shall be issued without coupons attached. Notes of each Series or Class shall be issued upon initial issuance as one or more Notes in an aggregate original principal amount equal to the applicable initial Principal Balance of such Series or Class thereof.
Section 2.03.    Execution, Authentication and Delivery. Each Note shall be executed by manual or facsimile signature by an authorized officer or other authorized representative of the Issuer and shall be authenticated by the Trustee at the written direction of the Issuer.
Notes bearing the manual or facsimile signature of an individual who was, at the time when the signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid notwithstanding the fact that the individual ceased to be so authorized prior to the authentication and delivery of the Notes or does not hold that office at the date of issuance of the Notes.
At any time and from time to time after the execution and delivery of this Master Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication and delivery, and the Trustee shall authenticate and deliver the Notes at the written direction of the Issuer as provided in this Master Indenture and the related Supplement and not otherwise.
No Note shall be entitled to any benefit under this Master Indenture or be valid for any purpose unless a certificate of authentication appears on the Note substantially in the form provided for in this Master Indenture executed by the Trustee by the manual signature of a duly authorized signatory. The certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated and delivered.
Section 2.04.    Authenticating Agent.
(a)    The Trustee may appoint authenticating agents for the Notes. Any authenticating agent shall be authorized to act on behalf of the Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Master Indenture to the authentication of Notes by the Trustee or the Trustee’s certificate of authentication, that reference includes authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer and the Servicer;
(b)    Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or the authenticating agent;
(c)    An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to that authenticating agent and to the Issuer and the Servicer;
(d)    The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section;
(e)    The provisions of Sections 6.01 and 6.04 shall be applicable to any authenticating agent; and
(f)    Pursuant to an appointment made under this Section, the Notes may be endorsed using, in lieu of or in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:
“This is one of the Notes described in the within-mentioned Master Indenture.

As Authenticating Agent or the Trustee
By:
Authorized Signatory”
Section 2.05.    Registration of and Limitations on Transfer and Exchange of Notes.
(a)    The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe and the restrictions on transfers of the Notes as provided in the related Supplements, a transfer agent and registrar (the “Transfer Agent and Registrar”) shall provide for the registration of the Notes and of transfers and exchanges of the Notes. The Transfer Agent and Registrar shall initially be the Trustee, and the Note Register shall initially be kept at the Corporate Trust Office of the Trustee. Unless the context requires otherwise, any reference in the Master Indenture to the Transfer Agent and Registrar shall include any co-transfer agent and registrar appointed by the Trustee and acceptable to the Issuer and the Servicer;
The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days’ written notice to the Issuer and the Noteholders; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until the Issuer at its own expense has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Servicer. If, after the date hereof, a Person other than the Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer shall give the Trustee prompt written notice of that appointment and of the location, and any change in the location, of the Note Register. The Trustee may inspect the Note Register at all reasonable times and obtain copies of it, and the Trustee may conclusively rely upon a certificate executed by the Transfer Agent and Registrar as to the names, addresses and taxpayer identification numbers of the Noteholders and the principal balances and numbers of the Notes.
Upon surrender for registration of transfer of any Note at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes (of the same Series and Class thereof, if applicable) in any authorized denominations of like aggregate principal balance.
At the option of a Noteholder, Notes may be exchanged for other Notes (of the same Series and Class thereof) in any authorized denominations of like aggregate principal balance, upon surrender of the Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. Whenever any Note is so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver at the written direction of the Issuer, the Notes which the Noteholder making the exchange is entitled to receive.
All Notes issued upon any registration of transfer or exchange of Notes shall evidence the same obligations and the same debt, and their Holders shall be entitled to the same rights and privileges under this Master Indenture and related Supplement, as the surrendered Notes or the Holders thereof, as applicable.
Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (i) a written instrument of transfer in a form satisfactory to the Trustee and duly executed by, its Holder or any attorney-in-fact thereof duly authorized in writing, (ii) any representation letters or certifications required by the Notes or related Supplements, and (iii) any other documents reasonably required by the Trustee. Each Noteholder must satisfy all transfer restrictions set forth in the Notes and the related Supplements.
Each Note shall be registered at all times as herein provided, and any transfer or exchange of such Note shall be valid for purposes hereunder only upon registration of such transfer or exchange by the Transfer Agent and Registrar as provided herein. Payments on any Payment Date shall be made to Noteholders of record on the immediately preceding Record Date.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar or any co-transfer agent and registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Notes.
(b)    The Transfer Agent and Registrar shall at all times maintain an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange. The initial office shall be at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310; Attention: Corporate Trust Services.
Section 2.06.    Mutilated, Destroyed, Lost or Stolen Notes. If (a) the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer, the Transfer Agent and Registrar and the Trustee harmless, or (b) any mutilated Note is surrendered to the Trustee, then, in the absence of notice to the Issuer, the Transfer Agent and Registrar or the Trustee that the Note has been acquired by a bona fide purchaser, the Issuer shall execute, and the Trustee shall authenticate and deliver at the written direction of the Issuer, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding.
However, if the mutilated, destroyed, lost or stolen Note shall have become or within seven days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note, the Issuer may pay the Note without its surrender, except that any mutilated Note shall be surrendered. If a bona fide purchaser of the original Note in lieu of which a replacement Note was issued (or payment was made) presents for payment the original Note, the Issuer and the Trustee shall be entitled to recover the replacement Note (or the payment) from the Person to whom it was delivered or any Person taking the replacement Note from the Person to whom the replacement Note was delivered or any assignee of that Person, except a bona fide purchaser.
Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of the Note of a sum sufficient to cover any tax or other governmental charge that may be imposed on that issuance and any other reasonable expenses (including the fees and expenses of the Trustee or the Transfer Agent and Registrar) connected with that issuance.
Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute complete and indefeasible evidence of a claim against the Issuer secured by the lien of this Master Indenture, as if originally issued, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Master Indenture (and related Supplement) equally and proportionately with any other duly issued Notes.
The provisions of this Section are exclusive and shall preclude all other rights and remedies regarding the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07.    Persons Deemed Owners. Prior to due presentation for registration of transfer of any Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name any Note is registered as the owner of that Note for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever. Neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.
Section 2.08.    Appointment of Paying Agent. The Trustee shall always be a Paying Agent for the Notes (and the Trustee hereby accepts its appointments as a Paying Agent hereunder). The Issuer may appoint additional Paying Agents and may vary or terminate the appointment of any Paying Agent other than the Trustee. Any additional Paying Agent appointed by the Issuer shall be a bank or other financial institution which, on the date of appointment, has short-term debt ratings of at least “P-1” and “A1” (or the then equivalent) from Morningstar Credit Ratings, LLC or an equivalent rating from any other credit rating agency that has been approved as a Nationally Recognized Statistical Rating Organization by the U.S. Securities and Exchange Commission.
If Notes become listed on the Luxembourg Stock Exchange and such exchange requires, the Issuer shall maintain a Paying Agent and transfer agent with a specified office in Luxembourg. The Issuer will enter into any appropriate agency agreement with a Paying Agent and transfer agent not a party to this Master Indenture to implement the provisions of this Master Indenture relating to such agent.
Notice of all changes in the identity or specified office of a Paying Agent shall be delivered promptly to the Noteholders by the Issuer.
Section 2.09.    Access to List of Noteholders’ Names and Addresses.
(a)    The Issuer shall furnish or cause to be furnished to the Trustee, the Servicer, any Noteholder or any Paying Agent requesting it a list of the names and addresses of the Noteholders within five Business Days after receipt by the Issuer of a written request therefor from that Person; and
(b)    Every Noteholder, by receiving and holding a Note, agrees that none of the Issuer, the Trustee, the Transfer Agent and Registrar or the Servicer nor any of their respective agents and employees shall be held accountable for the disclosure of any information as to the names and addresses of the Noteholders, regardless of the sources from which such information was derived.

Section 2.10.    Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall be delivered to the Trustee and promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered that the Issuer may have acquired in any lawful manner. All Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Master Indenture. All canceled Notes held by the Trustee shall be destroyed unless the Issuer directs by a timely order that they be returned to it.
Section 2.11.    Issuances of Notes.
(a)    The Issuer and the Trustee may, at any time and from time to time, enter into a Supplement to this Master Indenture for the purpose of authorizing the issuance by the Issuer of Notes in one or more Series (and within Series, if applicable, Classes thereof). The Notes of all outstanding Series shall be equally and ratably entitled to the benefits of this Master Indenture, without preference, priority or distinction, except, with respect to any Series or Class within a Series, as provided in the related Supplement. Principal and interest on the Notes of all outstanding Series shall be paid as specified in the related Supplements;
(b)    On or before the issuance date of any Series of Notes, the Issuer and the Trustee shall execute and deliver a Supplement that will specify the principal terms of such Series. The terms of that Supplement may modify or amend the terms of this Master Indenture solely as applied to such Series. Other than any initial Series issued hereunder pursuant to a Supplement dated as of the date hereof, an issuance of any Series of Notes by the Issuer is subject to the satisfaction of the following conditions:
(i)    on or before the tenth Business Day immediately preceding the issuance date of such Series, the Issuer shall have given the Trustee and the Servicer (if the Servicer is not CFC or one of its Affiliates) written notice of the issuance and issuance date of such Series. That notice shall state the designation of such Series (and any Classes within such Series) and for such Series: (A) its initial principal amount, (B) the interest rates of such Series or each Class thereof, if applicable (or the method of calculating the rates), (C) the provider of any external credit enhancement for such Series or for any Classes in such Series, and (D) that prior to (and after giving effect to) such issuance, no Unsatisfied NPV shall exist;
(ii)    the Issuer shall have executed and delivered to the Trustee the related Supplement, in a form satisfactory to the Trustee and specifying the principal terms of the Notes of the Series;
(iii)    the Issuer shall have delivered to the Trustee (A) notice of the form of any external credit enhancement, and (B) any related agreement for external credit enhancement executed by the Issuer and the provider of the credit enhancement;
(iv)    the Rating Agency Condition shall be satisfied with respect to the issuance of such Series of Notes;

(v)    the Issuer shall have delivered to the Trustee an officer’s certificate of the Issuer dated the issuance date of such Series (upon which the Trustee may conclusively rely) to the effect that the Issuer reasonably believes that (A) no Event of Default or Early Amortization Event then exists, (B) the issuance will not result in the occurrence of an Event of Default or Early Amortization Event for any Series, and (C) prior to (and after giving effect to) such issuances, the Issuer is and will be in compliance with any Principal Variance or similar collateralization test then applicable to any Series;
(vi)    the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the issuance of such Series (i) either has been registered under the Securities Act or need not be so registered, (ii) will not result in the requirement that any outstanding Series not registered under the Securities Act be so registered (unless the Issuer has elected, in its sole discretion, to register those Series of Notes), (iii) will not result in the Issuer being required to be registered as an investment company under the Investment Company Act of 1940, (iv) will not require this Master Indenture or the related Supplement to be qualified under the Trust Indenture Act of 1939, and (v) has been authorized by all necessary action of the Issuer, (B) the Issuer has duly executed and delivered the Notes of such Series to be issued on the initial issuance date, (C) the Notes of such Series constitute enforceable obligations of the Issuer (subject to customary exceptions as to enforceability), and (D) the Trustee has a first priority, perfected security interest in the Trust Estate (and such opinions as to the above-described matters may contain such assumptions and qualifications, and otherwise may be substantially in the form and/or to the effect of, the opinion or opinions as to any of such matters delivered at the closing of the initial Series hereunder);
(vii)    the Issuer shall have delivered to the Trustee an Opinion of Counsel, dated the issuance date of such Series, to the effect that such issuance will not adversely affect the tax characterization of any outstanding Series or Class that was characterized as debt at the time of its issuance, and that such issuance will not cause or constitute an event in which gain or loss would be recognized by any Holder of such outstanding Series or Class;
(viii)    if applicable, the Notes representing a Series to be exchanged shall be delivered to the Trustee for cancellation; and
(ix)    if applicable, any conditions precedent to the issuance of such Series imposed by any Supplement shall have been satisfied as evidenced by an Officer’s Certificate.
(c)    Upon satisfaction of the conditions to issuance, the Issuer shall execute and the Trustee shall authenticate and deliver at the written direction of the Issuer, the Notes of the new Series as provided in this Master Indenture and the applicable Supplement. Notwithstanding the provisions of this Section, prior to the execution of any Supplement, the Trustee shall be entitled to request and, if so requested, to receive and conclusively rely upon, an Opinion of Counsel stating that the execution of that Supplement is authorized or permitted by this Master Indenture and any Supplement relating to any then outstanding Series; and
(d)    The Issuer may use the proceeds of any new issuance (i) for the Issuer to fund the purchase of Additional Loans, (ii) to deposit the net proceeds from the new issuance in the Collection

Account, or (iii) to retire or redeem any outstanding Series that is eligible for retirement or redemption under the related Supplement.
Section 2.12.    Book-Entry Notes. Unless otherwise provided in any related Supplement, the Notes, upon original issuance, shall be issued in the form of typewritten Notes delivered to the Clearing Agency. The Clearing Agency shall hold the deposited Notes against its delivery of Notes in book-entry form.
The Notes of each Series shall, unless otherwise provided in the related Supplement, initially be registered in the Note Register in the name of the nominee of the Clearing Agency for the Notes delivered in book-entry form. The Clearing Agency may direct that the Notes be held by the Trustee (or the Trustee’s agent) as custodian for the Clearing Agency.
Unless and until Definitive Notes are issued under the limited circumstances described in Section 2.14, no Beneficial Owner of a Note shall be entitled to receive a Definitive Note representing such Beneficial Owner’s interest in such Note. Unless and until Definitive Notes have been issued pursuant to Section 2.14:
(a)    the provisions of this Section shall be in full force and effect with respect to each Series;
(b)    the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Master Indenture as the authorized representative of the Beneficial Owners (including the payment of principal of and interest on the Notes of each Series);
(c)    to the extent that the provisions of this Section conflict with any other provisions of this Master Indenture, the provisions of this Section shall control; and
(d)    the rights of the Beneficial Owners shall be exercised only through the Clearing Agency. Pursuant to the depository agreement applicable to a Series, unless and until Definitive Notes of that Series are issued pursuant to Section 2.14, the initial Clearing Agency shall make book-entry transfers among its Participants and receive and transmit distributions of principal and interest on the Notes to its Participants.
Section 2.13.    Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Master Indenture, unless and until Definitive Notes have been issued pursuant to Section 2.14, the Trustee shall give all notices and communications to be given to Noteholders to the Clearing Agency.
Section 2.14.    Definitive Notes.     If there shall occur any of the following:
(a)    (i) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge its responsibilities as Clearing Agency for the Notes of a given Class, and (ii) the Issuer is unable to locate and reach an agreement on satisfactory terms with a qualified successor;

(b)    the Issuer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency for a Class; or
(c)    after the occurrence of a Servicer Default under the Servicing Agreement and the expiration of any applicable cure or grace period, or an acceleration of the Notes following an Event of Default, Holders of Book-Entry Notes representing a Majority of Noteholders of any Series advise the Trustee and the Clearing Agency in writing that the continuation of a book-entry system is no longer in the best interests of the Holders of Book-Entry Notes of such Series;
then the Trustee shall notify all Holders of Book-Entry Notes of such Series of the occurrence of the event specified above and of the availability of Definitive Notes to Holders of Book-Entry Notes of such Series requesting the same. Upon surrender to the Trustee of the Notes of such Class, accompanied by registration instructions from the Clearing Agency, the Issuer shall execute and the Trustee shall authenticate Definitive Notes of such Series and shall recognize the registered Holders of those Definitive Notes as Noteholders under this Master Indenture. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions, and the Issuer and the Trustee may conclusively rely on, and shall be fully protected in relying on, such instructions.
The Trustee shall recognize the registered holders of the Definitive Notes as Noteholders. Definitive Notes will be transferable and exchangeable at the offices of the Transfer Agent and Registrar.
Section 2.15.    Additions to Trust Estate.
(a)    Accounts which are not currently Designated Accounts, and Loans originated pursuant to such Accounts may, in the discretion of CFC, be designated for conveyance to the Issuer and sold and assigned to the Issuer on a Subsequent Purchase Date in accordance with the Transfer and Sale Agreement, and thereupon such Accounts (“Additional Designated Accounts”) shall be included as Designated Accounts from and after such date and all Loans and Related Interests in respect of such Additional Designated Accounts, whether such Loans are then existing or thereafter originated, which are thereupon or thereafter conveyed to the Issuer in accordance with the Transfer and Sale Agreement shall constitute part of the Trust Estate subject to the Lien of this Master Indenture; or
(b)    In addition, all Metals or Dollars contributed to the Issuer pursuant to an Advance shall, on and after the effective date of the Advance and unless and until released from the Lien of this Master Indenture by distribution or reconveyance to the Issuer in accordance with the Servicing Agreement, shall constitute part of the Trust Estate subject to the Lien of this Master Indenture.
Section 2.16.    Substitution of Loans; Other Releases.
(a)    In the event, and to the extent CFC shall substitute an Account together with all associated Loans and Related Interests pursuant to Section 11.12 of the Transfer and Sale Agreement, (i) such new substitute Account shall thereupon become a Designated Account, and all Loans and Related Interests in respect of such substitute Designated Account, whether such Loans are then existing or thereafter originated, which are thereupon or thereafter conveyed to the Issuer in accordance with the Transfer and Sale Agreement shall constitute part of the Trust Estate subject to the Lien of this Master Indenture, and (ii) the Trustee shall be deemed to have concurrently released to the Issuer, free and clear of the Lien of this Master Indenture, all Loans and Related Interests for which such substitute Loans and Related Interests are being substituted; and
(b)    Collections and other Trust Estate assets, to the extent a release to the Issuer is provided therefor in the Servicing Agreement, shall be deemed to have been released to the Issuer free and clear of the Lien of this Master Indenture.
ARTICLE III

REPRESENTATIONS AND COVENANTS OF ISSUER
Section 3.01.    Representations and Warranties of the Issuer--General. The Issuer hereby represents and warrants to the Trustee, as of the Closing Date for the initial Series of Notes issued hereunder and, with respect to any subsequent Series, as of the Closing Date specified in the related Supplement for such Series:
(a)    Organization and Good Standing. The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Master Indenture, any Supplement and any other Program Agreement to which it is a party and to execute and deliver to the Trustee the Notes pursuant hereto.
(b)    Due Qualification. The Issuer is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals required to conduct its business under applicable law except in such state where the failure to be so qualified and in good standing does not cause a Material Adverse Effect; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Loan or Loan Agreement or rights in the related Metals Collateral or Metals Inventory.
(c)    Due Authorization; Enforceability. The execution and delivery of this Master Indenture and any other Program Agreement to which it is a party and the consummation of the transactions provided for in the Program Agreements have been duly authorized by the Issuer by all necessary action on its part. This Master Indenture, and each other Program Agreement to which it is a party, constitutes the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).
(d)    No Conflicts. The execution, delivery and performance of this Master Indenture and any other Program Agreement to which it is a party, the execution and delivery of the Notes, and the performance of the transactions contemplated under the Program Agreements by the Issuer, do not (i) contravene its Certificate of Formation or its Limited Liability Company Agreement or any other agreements pursuant to which it is organized, (ii) violate any provision of, or require any filing (except for the filings under the UCC required by this Master Indenture, each of which has been duly made and is in full force and effect), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Issuer, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect, (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Issuer is a party or by which it or its properties may be bound or affected except those as to which a consent or waiver has been obtained and is in full force and effect and an executed copy of which has been delivered to the Trustee, or (iv) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Issuer other than as specifically contemplated by this Master Indenture.
(e)    Taxes. The Issuer has filed all tax returns (federal, state and local) required to be filed in any jurisdiction and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges shown to be due and payable on such returns from the Issuer or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings. The Issuer knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves (in accordance with generally accepted accounting principles) have not been established. The charges, accruals and reserves on the books of the Issuer in respect of federal, state and other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Issuer have been determined and paid for all fiscal years.
(f)    No Violation. The execution and delivery by the Issuer of the Program Agreements to which it is a party, and the performance of the transactions contemplated thereby, will not conflict with or violate any Requirements of Law applicable to the Issuer.
(g)    No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Issuer, threatened against the Issuer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Program Agreement or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Program Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Issuer, would materially and adversely affect the performance by the Issuer of its obligations under any Program Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Program Agreement or the Notes, or (v) seeking to affect adversely the income tax attributes of the Notes.
(h)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of any Program Agreement and the Notes, the performance of the transactions contemplated thereby, and the fulfillment of the terms thereof, have been obtained.

(i)    Bona Fide Loans. Each Loan is at the time of its acquisition by the Issuer from CFC an Eligible Loan originated by CFC arising out of CFC’s performance in accordance with the terms of a Loan Agreement or purchased from Wroth Group, Inc. The Issuer has no knowledge at the time of the initial creation of an interest of the Trustee in any Loan hereunder of any fact which should have led it to expect that such Loan would not be enforceable against the Obligor when due.
(j)    Place of Business. The sole place of business of the Issuer is located at 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245. Unless and except as otherwise specified in any related Supplement, the Issuer has had no office location other than this location during the four months prior to the Closing Date for any Series.
(k)    Use of Proceeds. No proceeds of the issuance of any Note will be used by the Issuer to purchase or carry any margin security within the meaning of, or otherwise contravene or conflict with any of, Regulations T, U or X of the Board of Governors of the Federal Reserve System.
(l)    Liquidation/Winddown Event. As of the Closing Date, no Event of Default or Early Amortization Event, and no condition that with the giving of notice and/or the passage of time would constitute an Event of Default or an Early Amortization Event (a “Prospective Event of Default” and “Prospective Early Amortization Event”, respectively), has occurred or is continuing.
(m)    Not an Investment Company. The Issuer is not required to register as an “investment company” or “controlled” by an “investment company” within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.
(n)    No Claim or Interest. Neither the Issuer nor any Person claiming through or under the Issuer has any claim or interest in the lock-box account referred to in the Lock-Box Agreement (except for the Issuer’s interest therein subject to the Lien of this Master Indenture).
(o)    Legal Name. The legal name of the Issuer is as set forth herein, and the Issuer operates under no other names including without limitation any tradenames, fictitious names, assumed names or “doing business as” names. Unless and except as otherwise specified in any related Supplement, the Issuer has had no change in its name during the four months prior to the Closing Date for any Series.
(p)    Sale Treatment. The Issuer is treating its acquisition of the Loans and Related Assets, as well as Metals Inventory from time to time, as an acquisition by it of ownership thereof, consistent with the representations and covenants of CFC and A-Mark (as applicable) with respect thereto contained in the Transfer and Sale Agreement and Optional Advance Agreement.
(q)    Subsidiaries. The Issuer has no subsidiaries.
(r)    Limited Activities. The Issuer engages in no activities other than those contemplated in the Program Agreements or incidental thereto.

(s)    Certain Security Interest Representations. The Issuer further represents and warrants as follows with respect to the security interest in the Loans and Related Interests granted to the Trustee hereunder:
(i)    This Master Indenture creates a valid and continuing security interest (as defined in the UCC) in the Loans and Related Interests transferred hereunder in favor of the Trustee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer;
(ii)    The Issuer has taken or caused to be taken all steps necessary to perfect the security interest against the Obligors in the Metals Collateral securing the Loans transferred hereunder;
(iii)    The Loan Agreements evidencing the Loans granted hereunder constitute “tangible chattel paper” within the meaning of the UCC;
(iv)    At the time of conveyance hereunder the Issuer owned and had good and marketable title to the Loans and Related Interests free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Liens and Liens, if any, which by their terms are released in full upon conveyance hereunder);
(v)    The Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the grant of the Loans and Related Interests to the Trustee hereunder;
(vi)    Other than the transfer to the Trustee pursuant to this Master Indenture, and any Liens or encumbrances which by their terms or otherwise are released in full upon conveyance hereunder, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Loans and Related Interests. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Loans and Related Interests other than any financing statement relating to the transfers hereunder or that has been or is being terminated or that relates to a Lien that is or was released in full upon or prior to the transfer hereunder. The Issuer is not aware of any judgment or tax lien filings against the Issuer;
(vii)    Except as permitted in Section 3.03(h) hereof, the Issuer has no outstanding indebtedness, guaranty or liability. The Issuer is not in default and no waiver of default is currently in effect in the payment of any principal or interest on any indebtedness of the Issuer, and no event or condition exists with respect to any indebtedness of the Issuer that would permit (or that with notice, lapse of time or both would permit) one or more Persons to cause such indebtedness to become due and payable; and
(viii)    The Issuer has in its possession, or the Servicer or Custodian maintains on behalf of the Issuer possession of, all original copies of the Loan Agreements evidencing the Loans and Related Interests transferred hereunder. Such Loan Agreements do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Trustee. All financing statements filed or to be filed against the Issuer in favor of the Trustee in connection herewith describing the Loans and Related Interests contain or will contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of AM Capital Funding, LLC and/or its assignees.”
For the purposes of the representations and warranties contained in this Section 3.01 and made by the Issuer on the initial Closing Date, “Notes” shall mean the Notes issued on such Closing Date. The representations and warranties set forth in this Section 3.01 shall survive the grant and assignment of the respective Loans, Loan Agreements and other Trust Estate assets to the Trustee, and termination of the rights and obligations of the Servicer pursuant to Section 10.01 of the Servicing Agreement. The Issuer hereby represents and warrants to the Trustee, for the benefit of any Series of Notes, as of its Closing Date, unless otherwise stated in the related Supplement, that the representations and warranties of the Issuer set forth in Section 3.01 are true and correct as of such date. Upon discovery by the Issuer, the Servicer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other parties to this Master Indenture and the Servicing Agreement, and to the Noteholders, within two (2) Business Days following such discovery.

Section 3.02.	Representations and Warranties of the Issuer Relating to the Loans, Loan Agreements and Metals.
The Issuer hereby represents and warrants to the Trustee, as of the Closing Date for the initial Series of Notes issued hereunder and, with respect to any subsequent Series, as of the Closing Date specified in the related Supplement for such Series (and, with respect to any subsequent transfers of Additional Loans, as of the Subsequent Purchase Date upon which such Additional Loans are sold to the Issuer and automatically included in the Trust Estate hereunder):
(a)    Valid Transfers and Liens, Etc.
(i)    This Master Indenture constitutes a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in, to and under the Trust Estate, securing the Secured Obligations (as defined above), which grant is enforceable with respect to the existing Loans and any Additional Loans and the proceeds thereof upon execution and delivery of this Master Indenture, and which will be enforceable with respect to such Loans hereafter originated and the proceeds thereof, upon such origination. The Trustee has a first priority perfected security interest in such property, except for Permitted Liens. Except as contemplated in this Master Indenture or any Supplement, neither the Issuer nor any Person claiming through or under the Issuer shall have any claim to or interest in the Collection Account, any Principal Funding Account, the Equalization Account, any Required Amounts Account, or any other Series Account except for the interest of the Issuer in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State. The Transfer and Sale Agreement constitutes a valid transfer, assignment, set-over and conveyance to the Issuer of all right, title and interest of CFC in and to the Loans and other related property conveyed and assigned thereunder, whether then existing or thereafter created in respect of the applicable Designated Accounts and the proceeds thereof.

(ii)    The Issuer is not insolvent and will not be rendered insolvent by the transfers and other transactions contemplated herein.
(iii)    The Issuer is (or, with respect to Loans originated after the date hereof, will be) the legal and beneficial owner of all right, title and interest in and to each Loan and all related Trust Estate assets, and a Lien on all such Trust Estate assets has been or will be granted to the Trustee free and clear of any Lien other than Permitted Liens.
(iv)    All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Issuer in connection with the grant and assignment of the Trust Estate to the Trustee have been duly obtained, effected or given and are in full force and effect.
(v)    The Issuer has clearly and unambiguously marked all its computer records regarding the Loans, other related Trust Estate assets and Metals Inventory as the property of the Issuer subject to the Lien of this Master Indenture and shall maintain such records in a manner such that the Trustee shall have a perfected interest in such Loans and other property.
(vi)    As of the initial Closing Date, Schedule 1 to the Transfer and Sale Agreement is and will be an accurate and complete listing of all Designated Accounts and related Loans, together with all other Relevant Information appearing thereon, in all material respects as of such day and the information contained therein is and will be true and correct in all material respects as of such day.
(vii)    Each Loan classified as an “Eligible Loan” in any document or report delivered hereunder or under the Servicing Agreement will satisfy the requirements contained in the definition of Eligible Loan as of the time of such document or report. Metals Inventory classified as “Eligible Metals Inventory” in any document or report delivered hereunder or under the Servicing Agreement will satisfy the requirements contained in the definition of Eligible Metals Inventory as of the time of such document or report.
(viii)    All Relevant Information provided to the Trustee pursuant hereto or pursuant to the Servicing Agreement was true and correct in all material respects as of, and will be true and correct subsequent to, the initial Closing Date, or with respect to Additional Loans, as of each Subsequent Purchase Date.
(ix)    With respect to each Loan then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Issuer in connection with the conveyance of such Loan to the Issuer and the grant of the Lien in such Loan to the Trustee hereunder have been duly obtained, effected or given and are in full force and effect.
(x)    The representations and warranties of CFC with respect to the Loans and Related Interests set forth in the Transfer and Sale Agreement were true and correct as and when made. The representations and warranties of A-Mark with respect to Metals Inventory which was the subject of an Advance set forth in the Optional Advance Agreement were true and correct as and when made.
(b)    Daily Representations and Warranties. On each day on which any Additional Loan is purchased by the Issuer from CFC, the Issuer shall be deemed to further represent and warrant to the Trustee that (A) each Additional Loan purchased by the Issuer on such day has been conveyed to the Issuer, and a Lien therein has been granted to the Trustee hereunder, in compliance, in all material respects, with all Requirements of Law applicable to the Issuer and free and clear of any Lien of any Person claiming through or under the Issuer or any of its Affiliates (other than Permitted Liens), and (B) with respect to each such Loan, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Issuer in connection with the conveyance of such Loan to the Issuer and the grant of a Lien therein to the Trustee hereunder have been duly obtained, effected or given and are in full force and effect.
(c)    Notice of Breach. The representations and warranties set forth in this Section 3.03 shall survive the transfer and assignment of the respective Loans to the Issuer and the grant of the Lien hereunder to the Trustee. Upon discovery by the Issuer or a Responsible Officer of the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Servicer. The Issuer agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.
(d)    Designation of Ineligible Loans. In the event of a breach with respect to a Loan of any representations and warranties set forth in Section 3.01(i) or Sections 3.02(a)(iii) through (x) or Section 3.02(b), or of the agreement regarding delivery of possession of original Loan Agreements described in Section 3.02(c) of the Transfer and Sale Agreement, or in the event that a Loan is not an Eligible Loan as a result of the failure to satisfy the conditions set forth in the definition of Eligible Loan, such Loan shall be designated an “Ineligible Loan” and shall be assigned an Outstanding Balance of zero for the purpose of determining the aggregate Outstanding Balance of Eligible Loans on any day; provided, however, that if such representations and warranties with respect to such Loan shall subsequently be true and correct in all material respects as if such Loan had been created on such day or such Loan shall subsequently satisfy the conditions set forth in the definition of Eligible Loan, such Loan shall be designated an Eligible Loan, and the principal amount of such Loan shall be included in determining the aggregate Outstanding Balance of Eligible Loans on such day.
Section 3.03.    General Covenants of the Issuer. The Issuer hereby covenants that:
(a)    Compliance with Laws, Etc. It will comply with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Loans and Related Assets, any other Trust Estate assets and any other agreements related thereto) where the failure to do so would result in a Material Adverse Effect.
(b)    Preservation of Legal Existence. It will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.
(c)    Location of Records and Offices. It will maintain its sole place of business and chief executive office, and will cause the Servicer to keep all records, files and other documents related to the Loans and Related Assets (including all original documents relating thereto), either with the Custodian in accordance with the Custodial Agreement, or at the addresses referred to in Section 13.05 of the Servicing Agreement or, upon not less than 30 days’ prior written notice given by the Issuer to the Servicer and the Trustee, and subject to the Custodial Agreement, at such other locations in jurisdictions where all action required pursuant to Section 13.02 of the Servicing Agreement shall have been taken and completed. The Issuer will at all times maintain its chief executive office within the United States.
(d)    Reporting Requirements. Unless the Trustee (upon written direction of a Majority of Noteholders) shall otherwise consent in writing, the Issuer shall furnish to the Trustee and each Rating Agency:
(i)    Event of Default or Early Amortization Event. As soon as possible, and in any event within two Business Days after the Issuer has knowledge of the occurrence of any Event of Default or Early Amortization Event, a written statement of an authorized officer of the Issuer describing such event and the action that the Issuer proposes to take with respect thereto, in each case in reasonable detail;
(ii)    Material Adverse Effect. As soon as possible and in any event within two Business Days after the Issuer has knowledge thereof, written notice that describes in reasonable detail any adverse claim against the Trust Estate or any other event or occurrence which, individually or in the aggregate for all such events or occurrences, has had, a Material Adverse Effect;
(iii)    Proceedings. As soon as possible and in any event within two Business Days after the Issuer has knowledge thereof, written notice of (A) any litigation, investigation or proceeding of the type described in Section 3.01(g) not previously disclosed to the Trustee, and (B) any judgment, settlement or other final disposition with respect to any such previously disclosed litigation, investigation or proceeding;
(iv)    Change in Personnel. As soon as possible and in any event within two Business Days after the Issuer has knowledge thereof, written notice of any change in management personnel of the Issuer; and
(v)    Other. Promptly, from time to time, such other information, documents, records or reports respecting the Loans and Related Assets or such other information respecting the condition or operations, financial or otherwise, of the Issuer, in each case as the Trustee (as directed by a Majority of Noteholders in writing) or a Majority of Noteholders may from time to time reasonably request in order to protect the interests of the Trustee or the Noteholders.

(e)    Amalgamations, Acquisitions, Sales, Etc. The Issuer shall not:
(i)    except pursuant to the Program Agreements, (A) be a party to any amalgamation or consolidation, or directly or indirectly purchase or otherwise acquire any assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or (B) directly or indirectly sell, transfer, assign, convey, lease, pledge or grant a security interest in, whether in one transaction or in a series of transactions, all or any material part of its assets, or sell or assign with or without recourse any Loans or Related Assets (other than pursuant hereto or the other Program Agreements);
(ii)    except as contemplated in a Program Agreement, (A) make, incur or suffer to exist an investment in, equity contribution to, or payment obligation in respect of the deferred purchase price of property or services from any Person, or (B) make any loan or advance to any Person other than for reasonable and customary operating expenses; or
(iii)    except as contemplated in any Program Agreement, create any direct or indirect subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.
(f)    Change in Name. The Issuer will not change its legal name or change its identity or entity structure in a manner that would make any previously filed financing statement seriously misleading or the name under or by which it does business, unless the Issuer shall have given the Servicer and the Trustee 30 days prior written notice thereof and unless, prior to any such change in name, the Issuer shall have filed (or shall have caused to be filed) such financing statement amendments as are necessary or advisable to maintain and preserve the Trustee’s perfected interest in the Trust Estate or as the Servicer or the Trustee (upon written direction of a Majority of Noteholders) determine may be necessary to continue the perfection of the Trustee’s interest for the benefit of the Holders in the Trust Estate.
(g)    Amendment of Charter Documents. The Issuer will not amend its Certificate of Formation or its Limited Liability Company Agreement without first obtaining (i) the consent of the Trustee (at the direction of a Majority of Noteholders), and (ii) a Ratings Confirmation.
(h)    Permitted Indebtedness. The Issuer shall not create, incur or permit to exist any indebtedness, guaranty or liability, except for (A) indebtedness incurred pursuant to the Program Agreements, or (B) reasonable and customary operating expenses incidental to its activities under the Program Agreements in an amount not to exceed $25,000 in any calendar year.
(i)    Accuracy of Information. All written information furnished before or after the initial Closing Date by the Issuer to the Servicer or the Trustee or any Noteholder pursuant to or in connection with any transaction contemplated in the Program Agreements did not, and shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made therein not misleading, in each case in the light of the circumstances under which such statements were made or such information was furnished.

(j)    Taxes. The Issuer will file (or cause to be filed on its behalf) all tax returns and reports required by law to be filed by it, will accrue in accordance with generally accepted accounting principles for all taxes payable by it and will pay all taxes and governmental charges shown on such tax returns and reports to be owing by it, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been set aside on its books. To the extent any taxes are imposed with respect to the Loans and Related Interests conveyed to the Issuer, the Issuer will bear liability for and pay such taxes in accordance with the foregoing.
(k)    Servicer’s Covenants and Agreements. The Issuer will cause the Servicer and the Trustee to duly observe and perform all covenants and agreements of the Servicer or Trustee, as applicable, set forth in this Master Indenture, the Servicing Agreement or in any other Program Agreement.
(l)    Security Interests. Except for the grants and assignments hereunder and under any Supplement, the Issuer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien), on any Loan, Loan Agreement or in respect of any other Trust Estate assets, whether now existing or hereafter created or arising, or any interest therein; the Issuer will immediately notify the Trustee of the existence of any Lien (other than a Permitted Lien) on any Loan or such other Trust Estate assets; and the Issuer shall defend the right, title and interest of the Trustee in, to and under the Trust Estate, whether now existing or hereafter created or arising, against all claims of third parties claiming through or under the Issuer.
(m)    Collection Policies. The Issuer shall comply with and perform its obligations and shall take all actions reasonably within its control to cause CFC and the Servicer to comply with and perform its obligations in accordance with the Collection Policy except insofar as any failure to comply or perform would not have a Material Adverse Effect.
(n)    Delivery of Collections. In the event that the Issuer receives Collections directly, the Issuer agrees to deposit such Collections into the Collection Account as soon as practicable after the receipt thereof, but in no event later than two Business Day after receipt thereof; provided, that Collections received in the form of Metals Inventory shall be deposited into the Collection Metals Account upon receipt thereof in accordance with the Servicing Agreement.
(o)    Notice of Liens. The Issuer shall notify the Trustee promptly after becoming aware of any Lien on any Loan or with respect to any other Trust Estate assets other than Permitted Liens.
(p)    No Other Business. The Issuer agrees to engage in no business other than the business contemplated hereunder, under the Transfer and Sale Agreement and under the other Program Agreements to which it is a party.
(q)    Enforcement of Agreements. The Issuer agrees to take all action necessary and appropriate to enforce its rights and claims under the Transfer and Sale Agreement, the Servicing Agreement and each other Program Agreement as to which it may have enforceable rights and claims.

(r)    Separate Business. The Issuer will not permit its assets to be commingled with those of CFC, A-Mark or any Affiliate of either, and the Issuer shall maintain separate entity records and books of account from those of CFC, A-Mark and its Affiliates. The Issuer will conduct its business solely in its own name so as not to mislead others as to the identity of the entity with which those others are concerned. The Issuer will provide for its own operating expenses and liabilities from its own funds. The Issuer will not hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of CFC, A-Mark or any of its Affiliates. The Issuer will maintain an arm’s length relationship with CFC, A-Mark and its Affiliates with respect to any transactions between the Issuer, on the one hand, and CFC or A-Mark or its Affiliates, on the other. Not less than one manager of the Issuer will be an “Independent Manager” as defined in the Issuer’s Certificate of Formation in existence on the initial Closing Date.
(s)    Loan, Metal Acquisitions. The Issuer shall not acquire Loans from any Person other than CFC, and shall not acquire Metals from any Person other than A-Mark (or, if applicable, from an Obligor in connection with an acquisition or liquidation of Metals Collateral).
(t)    Transfer and Sale Notices; Amendments; Additions/Removals. The Issuer (i) shall promptly give the Trustee copies of any notices, reports or certificates given or delivered to the Issuer under the Transfer and Sale Agreement and each other Program Agreement, (ii) shall not amend or consent to the amendment of an Loan Agreement with respect to Loans constituting part of the Trust Estate which amendment would have a material adverse effect on the collectability of, or the timing of receipt of collections on, such Loans, and (iii) shall not permit the addition or removal of a Loan to or from the operation of the Transfer and Sale Agreement unless there is a corresponding right or obligation of the Issuer to add or remove such Loan to or from the Trust Estate.
Upon discovery by an authorized officer of the Issuer or by a Responsible Officer of the Trustee of a breach of any of the foregoing covenants, the party discovering such breach shall give written notice to the other parties to hereto, and to the Noteholders, within two Business Days following such discovery.

Section 3.04.    Payment of Principal and Interest The Issuer will duly and punctually pay principal and interest in accordance with the terms of the Notes as specified in the relevant Supplement.
(a)    The Noteholders of a Series as of the Record Date for a Payment Date shall be entitled to the interest accrued and payable and the principal payable on that Payment Date as specified in the related Supplement. All payment obligations under a Note are discharged to the extent payments are made to the Noteholder of record.
Section 3.05.    Money for Note Payments to Be Held in Trust.
As specified in the Servicing Agreement and in the related Supplement, all payments of amounts due and payable on the Notes that are to be made from amounts withdrawn from the Collection Account or any other Trust Account shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account or any other Trust Account shall be paid at the direction of the Issuer except as provided in this Section 3.05, the Servicing Agreement and in the related Supplement.
On or before each Payment Date, and in accordance with the Servicing Agreement, the Issuer shall cause to be deposited in the account of each outstanding Series from which distributions are made a sum sufficient to pay the amounts then becoming due under the Notes of the outstanding Series. This sum shall be held in trust for the benefit of the Persons entitled to it. Unless the Paying Agent is the Trustee, the Issuer shall promptly notify the Trustee in writing of its action or failure so to act. Subject to any limitations set forth in the related Supplement, the Paying Agent is authorized to make withdrawals from the applicable accounts to pay or reimburse to the Trustee, in any capacity hereunder, its fees, expenses and indemnification amounts payable to it hereunder prior to making any payments with respect to the Notes of any Series.
The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which that Paying Agent agrees with the Trustee that it will, and the Trustee hereby agrees in its capacity as Paying Agent, subject to the provisions of this Section, that it will:
(i)    hold all sums held by it for the payment of amounts due on the Notes in trust for the benefit of the Persons entitled to them until those sums are paid to the Persons entitled to them or otherwise disposed of as provided in this Master Indenture, and pay those sums to the Persons entitled to them as provided in this Master Indenture;
(ii)    give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made on the Notes of which it has actual knowledge;
(iii)    at any time during the continuance of any payment default on the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by it for the payment of Notes;
(iv)    immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met for a Paying Agent at the time of its appointment; and
(v)    comply with all requirements of the Code for the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed on them and comply with any applicable withholding reporting requirements.
To obtain the satisfaction and discharge of this Master Indenture or for any other purpose, the Issuer may at any time in writing direct any Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent. Those sums shall be held by the Trustee upon the same trusts as those upon which they were held by the Paying Agent. Upon that payment by any Paying Agent to the Trustee, that Paying Agent shall be released from all further liability regarding that money.

Section 3.06.    Allocation of Collections and Other Funds.
(a)    Collections shall be allocated to each Series in accordance with the Servicing Agreement and the related Supplement. Amounts so allocated to any Series will not be available to the Noteholders of any other Series, except as specified in the Servicing Agreement or in the related Supplement. Allocations, applications and distributions of Collections so allocated to a Series, whether among the Classes in any Series or to any related provider of external credit enhancement or otherwise, shall be as set forth in the related Supplements and by written order of the Servicer; and
(b)    If any withholding tax is imposed on the Issuer’s payment to the Noteholders, such withholding tax shall reduce the amount otherwise distributable to the Noteholders in accordance with this Section. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Issuer. This authorization shall not prevent the Trustee from contesting any tax in appropriate proceedings and withholding payment of the tax, if permitted by law, pending the outcome of the proceedings. The amount of any withholding tax imposed on any distributions shall be treated as cash distributed to the Noteholder at the time it is withheld by the Issuer and remitted to the appropriate taxing authority. If withholding tax might be payable on a distribution to a non-U.S. Noteholder, the Trustee may in its sole discretion withhold an appropriate amount to cover that possibility. The Issuer shall have no obligation to hold any Noteholder harmless against, or to “gross up”, any withholding taxes imposed on any of the Issuer’s payments (or allocations of income) to any Noteholder.
Section 3.07.    Unclaimed Funds.
On the request of the Issuer, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after it has become due and payable shall be released from the Trust Estate and paid to the Issuer. The Holder of the Note on which payment was due shall thereafter look only to the Issuer for payment as an unsecured general creditor. All liability of the Trustee or the Paying Agent regarding that trust money to the extent so paid to the Issuer shall thereupon cease. The Trustee or the Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once, in a newspaper of general circulation published in the English language and customarily published on each Business Day in New York, New York and in the city in which the principal corporate trust office of the Trustee is located, notice that such money remains unclaimed and that, after a date specified therein, which shall be not less than 30 days from the date of the publication, any unclaimed balance of that money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of a release of payment (including mailing notice of the release to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to monies payable but not claimed is determinable from the records of any Paying Agent, such notice to be mailed to the last address of record of each such Noteholder).

Section 3.08.    Issuer May Consolidate, Etc. Only on Certain Terms.
(a)    The Issuer shall not consolidate or merge with or into any other Person, or transfer its assets substantially as an entirety to any Person, unless:
(i)    the Person (if other than the Issuer) formed by or surviving the consolidation or merger or that acquires the assets of the Issuer substantially as an entirety expressly assumes the due and punctual payment of the principal of and interest on all the Notes and the performance of the terms of the Master Indenture and each Supplement on the part of the Issuer to be performed, by a written agreement, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee;
(ii)    immediately after giving effect to the transaction, no Event of Default or Early Amortization Event with respect to any Series has occurred and is continuing;
(iii)    the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (A) the consolidation, merger or transfer and the supplemental indenture described in clause (i) above comply with this Section, (B) all conditions precedent in this Section have been complied with, and (C) the written agreement described in clause (i) above is duly authorized, executed and delivered and is valid, binding, and enforceable against the successor entity;
(iv)    the Rating Agency Condition is satisfied after taking into account the transaction;
(v)    the Issuer has received a tax opinion dated the date of the consolidation, merger, or transfer (and has delivered copies of it to the Trustee) to the effect that the transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;
(vi)    the Issuer has received an Opinion of Counsel dated the date of the consolidation, merger, or transfer (and has delivered copies of it to the Trustee) to the effect that the transaction will not require the Issuer to register as an “investment company” under the Investment Company Act; and
(vii)    any action that is necessary to maintain the Lien and security interest created by the Master Indenture and any Supplement has been taken and the Issuer has received an Opinion of Counsel dated the date of the consolidation, merger, or transfer (and has delivered copies of it to the Trustee) to the effect that the Trustee has, and after giving effect to such consolidation, merger, or transfer will continue to have, a first priority, perfected security interest in the Trust Estate and Series Collateral, if applicable.
(b)    Except pursuant to any Program Agreement, the Issuer shall not transfer any of its assets substantially as an entirety, including those included in the Trust Estate, to any Person unless:

(i)    the Person that acquires assets of the Issuer the transfer of which is restricted by this Master Indenture (A) is a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes the due and punctual payment of the principal of and interest on all the Notes and the performance of the terms of this Master Indenture on the part of the Issuer to be performed by a supplemental indenture or other written agreement, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, (C) expressly agrees in that supplemental indenture or other written agreement that all right, title, and interest transferred to it shall be subject and subordinate to the rights of Holders of the Notes, (D) expressly agrees to indemnify the Issuer against any loss, liability or expense related to this Master Indenture and the Notes, and (E) expressly agrees in that supplemental indenture or other written agreement that it shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;
(ii)    immediately after giving effect to the transaction, no Event of Default or Early Amortization Event with respect to any Series has occurred and is continuing;
(iii)    the Rating Agency Condition is satisfied after taking into account the transaction;
(iv)    the Issuer has received a tax opinion (and has delivered copies of it to the Trustee) to the effect that the transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;
(v)    any action that is necessary to maintain the Lien and security interest created by the Master Indenture and any Supplement has been taken and the Issuer has received an Opinion of Counsel dated the date of the consolidation, merger, or transfer (and has delivered copies of it to the Trustee) to the effect that the Trustee has, and after giving effect to such consolidation, merger, or transfer will continue to have, a first priority, perfected security interest in the Trust Estate and, if applicable, Series Collateral; and
(vi)    the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that the transfer and the supplemental indenture or other written agreement comply with this Section and that all conditions precedent in this Section have been complied with (including any filing required by the Exchange Act).
Section 3.09.    Successor Substituted.
Upon any consolidation or merger or any transfer of the assets of the Issuer substantially as an entirety complying with Section 3.08, the Person formed by or surviving the consolidation or merger (if other than the Issuer) or the Person to which the transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Master Indenture with the same effect as if that Person had been named as the Issuer. Upon any transfer complying with Section 3.08, the entity that was the Issuer prior to the transfer shall be released from its obligations under the Master Indenture and any Supplement as Issuer immediately upon the effectiveness of the transfer, but shall not be released from any obligations or liabilities to the Trustee or the Noteholders arising prior to such effectiveness.
ARTICLE IV

SATISFACTION AND DISCHARGE
Section 4.01.    Satisfaction and Discharge.
This Master Indenture and related Supplement shall cease to be of further effect with respect to Notes of any Series, except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Noteholders to receive payments of principal of and interest on the Notes, (d) Sections 3.05, 3.07 and this Section, (e) the rights and immunities of the Trustee under this Master Indenture, including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.02, and (f) the rights of Noteholders as beneficiaries of the Master Indenture or Supplement regarding property deposited under Section 4.02 with the Trustee and payable to any of them, and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of the Master Indenture and related Supplement with respect to those Notes, on demand of and at the expense of the Issuer, when either:
(i)    all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation (other than (A) Notes that have been destroyed, lost, or stolen and that have been replaced or paid as provided in Section 2.06 and (B) Notes for whose full payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.02); or
(ii)    (A)    the Issuer has deposited or caused to be deposited with the Trustee all other sums payable hereunder by the Issuer; and
(B)    the Issuer has delivered to the Trustee an Officer’s Certificate of the Issuer stating that all amounts payable under the Master Indenture to the Noteholders have been paid.
Notwithstanding the satisfaction and discharge of this Master Indenture and related Supplement or the earlier resignation or removal of the Trustee, the obligations of the Issuer to the Trustee under Section 6.07 and of the Trustee to the Noteholders under Section 4.02 shall survive.
Section 4.02.    Application of Trust Money.
All monies deposited with the Trustee pursuant to Section 4.01 shall be held uninvested in trust and applied by it in accordance with the provisions of the Notes, this Master Indenture and the applicable Supplement to make payments of all sums due and to become due on the Notes for principal and interest to the Noteholders for whose payment the monies have been deposited with the Trustee. These payments may be made either directly or through any Paying Agent, as the

Trustee may determine. These monies need not be segregated from other funds except to the extent required herein or in the Servicing Agreement.
ARTICLE V

EARLY AMORTIZATION EVENTS, DEFAULTS AND REMEDIES
Section 5.01.    Early Amortization Events.
The Early Amortization Events applicable to the Notes of any outstanding Series shall be specified in the related Supplement, and the consequences of the occurrence of such Early Amortization Events with respect to such Series shall be specified in the related Supplement.
Section 5.02.    Events of Default.
(a)    An “Event of Default” with respect to any Note of any outstanding Series means any one of the events designated under the definition of Event of Default in Annex X hereto (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).
Within five days after its occurrence, the Issuer shall deliver to the Trustee written notice in the form of an Officer’s Certificate stating the particulars of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status, and what action the Issuer is taking or proposes to take regarding the event.
Additional Events of Default may be designated for any Series, and the consequences of their occurrence shall be set forth, in the related Supplement.
Section 5.03.    Acceleration of Maturity; Rescission and Annulment.
(a)    If an Event of Default in clause (d) of the definition thereof shall occur, the unpaid principal amount of the Notes, together with accrued and unpaid interest on the Notes through the date of acceleration, shall become immediately due and payable and no notice to such effect from the Issuer, any Noteholder or any other Person to the Trustee shall be required. If any other Event of Default described in the definition thereof occurs and is continuing, the Majority Noteholders of each outstanding Series may declare the Notes of all Series to be immediately due and payable by a notice in writing to the Issuer and to the Trustee. Upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest on the Notes through the date of acceleration, shall become immediately due and payable.
(b)    If at any time a declaration of acceleration of maturity has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article, Majority Noteholders for each outstanding Series of Notes may rescind and annul the declaration and its consequences by written notice to the Issuer and the Trustee if:
(i)    the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(1)    all payments of principal of and interest on the Notes and all other amounts that would then be due under the Master Indenture and related Supplements or upon the Notes if the Event of Default giving rise to the acceleration had not occurred; and
(2)    all sums paid or advanced by the Trustee under the Program Agreements and the reasonable compensation, expenses, indemnification payments, disbursements and advances of the Trustee and their respective agents and outside counsel; and
(ii)    all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.14.
No such rescission shall affect any subsequent default or impair any right consequent thereto.
Section 5.04.    Collection of Indebtedness and Suits for Enforcement by Trustee.
The Issuer covenants that upon the acceleration of the maturity of the Notes pursuant to Section 5.03 and the demand of the Trustee, the Issuer will immediately pay to the Trustee for the benefit of the Noteholders the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, in the order set forth in the applicable Supplement and, in addition thereto, any further amount necessary to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Issuer fails to pay these amounts forthwith upon the demand of the Trustee, at the written direction of a Majority of Noteholders, the Trustee, in its own name and as Trustee of an express trust, may institute a proceeding for the collection of the sums so due and unpaid, and may prosecute the proceeding to judgment or final decree, and may enforce the same against the Issuer and collect the monies adjudged or decreed to be payable in the manner provided by law. However, liability for any payment under this Article whether resulting from a collection action or otherwise shall lie solely with the Trust Estate assets, and no claim for payment shall be pursued except against the Trust Estate assets.
If an Event of Default occurs and is continuing, the Trustee, at the written direction of a Majority of Noteholders, shall, subject to the provisions of Section 5.03, Section 5.13 and Section 6.01, proceed to protect and enforce its rights and the rights of the Noteholders under this Master Indenture and related Supplements by whatever appropriate proceedings the Trustee, at the written direction of a Majority of Noteholders, deems most effective to protect and enforce any of those rights, whether for the specific enforcement of any covenant or agreement contained in this Master Indenture, any Supplement or the Servicing Agreement or in aid of the exercise of any power granted in this Master Indenture, any Supplement or the Servicing Agreement, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Master Indenture, any Supplement or the Servicing Agreement or by law.

If proceedings relating to the Issuer under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, or other similar law are pending, or if a receiver, assignee, or trustee in bankruptcy or reorganization, liquidator, sequestrator, or similar official has been appointed for or taken possession of the Issuer or its property, or if any other comparable judicial proceedings relating to the Issuer or the creditors or property of the Issuer are pending, then regardless of whether the principal of any Notes shall then be payable by their terms or by declaration or otherwise and regardless of whether the Trustee has made any demand pursuant to this Section, the Trustee shall be entitled and empowered, by intervention in the proceedings or otherwise:
(a)    to file and prove a claim for the whole amount of principal and interest owing and unpaid on the Notes, and to file any other papers or documents that may be appropriate to have the claims of the Trustee and of the Noteholders allowed in any proceedings relating to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or other obligor;
(b)    to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in any arrangement, reorganization, liquidation, or other bankruptcy or insolvency proceedings or in any election of any Person performing similar functions in comparable proceedings; and
(c)    to collect any monies or other property payable or deliverable on any such claims, and to distribute all amounts received on the claims of the Noteholders and of the Trustee on their behalf;
and any trustee, receiver, liquidator, custodian, or other similar official is authorized by each of the Noteholders to make payments to the Trustee, and, if the Trustee consents to payments going directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee, and their respective agents, attorneys, and counsel, and all other expenses and liabilities incurred (including attorneys’ fees and expenses and including with respect to the enforcement of its indemnity rights), and all advances made, by the Trustee and each predecessor Trustee except as a result of gross negligence or bad faith.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholders any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Noteholder, or to authorize the Trustee to vote regarding the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or Person performing similar functions.
In any proceedings involving this Master Indenture or the Notes the Trustee shall represent all the Noteholders, and it shall not be necessary to make any Noteholders parties to the proceedings.
Section 5.05.    Remedies.
(a)    If an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated, the Trustee shall, at the written direction of a Majority of Noteholders (subject to Section 5.06 and Article VI hereof, and Section 5.04 of the Servicing Agreement), do one or more of the following:

(i)    institute proceedings in its own name and as trustee for an express trust for the collection of all amounts then payable on the Notes or under the Master Indenture or any Supplement (whether by declaration or otherwise), enforce any judgment obtained, and collect from the Trust Estate securing the Notes monies adjudged due;
(ii)    only if so instructed in writing by the Majority Noteholders of each outstanding Series, sell or liquidate all or a portion of the Trust Estate assets at one or more public or private sales called and conducted in accordance with Section 5.17 to the extent permitted by law; provided, however, that if the proceeds of such sale or liquidation distributable to the Noteholders are insufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest, the Trustee shall not proceed with such sale or liquidation unless the Holders of 100% of the Notes of each outstanding Series (other than any Notes then held by the Issuer or any Affiliate thereof) consent in writing thereto;
(iii)    institute proceedings from time to time for the complete or partial foreclosure of the Master Indenture with respect to the Trust Estate (or the applicable Supplement with respect to Series Collateral, if any); and
(iv)    exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Noteholders under the Master Indenture and related Supplements.
For the purpose of determining the sufficiency or insufficiency in clause (ii) above, the Trustee may, but need not, obtain at the expense of the Issuer and conclusively rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of the proposed action and as to the sufficiency of the Trust Estate for these purposes.
(b)    The proceeds of the sale or other liquidation of the Trust Estate shall be treated as Collections and shall be distributed in accordance with the terms of the Program Agreements after being deposited into the Collection Account. If the Trustee collects any money or property pursuant to this Article, it shall allocate such money or property among each outstanding Series based on the Series Allocation Percentages, respectively, and (after paying all amounts then due, including indemnification amounts, and owing to the Trustee under the Program Agreements and, to the extent provided in the relevant Supplement, all amounts then due and owing to any provider of external credit enhancement) shall distribute such money or property to the Issuer in accordance with the Servicing Agreement and the Supplements; and
(c)    The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before that record date, the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and the amount to be paid.
Section 5.06.    Optional Preservation of Trust Assets.
If the Notes have been declared to be payable under Section 5.03 following an Event of Default and the declaration and its consequences have not been rescinded and annulled, the Trustee may, at the written direction of a Majority of Noteholders, but need not, elect to maintain possession of the Trust Estate. It is the intent of the parties to this Master Indenture and the Noteholders that all principal of and interest on the Notes be paid in full when due, and the Trustee shall consider the parties’ wishes when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of the proposed action and as to the sufficiency of the Trust Estate for these purposes.
Section 5.07.    Trustee May Enforce Claims Without Possession of Notes.
All rights of action and claims under this Master Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or their production in any proceeding relating to them. Any proceeding instituted by the Trustee shall be brought in its own name as indenture trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and any other parties entitled thereto pursuant to the applicable Supplement upon which the judgment has been obtained.
Section 5.08.    Limitation on Suits.
No Noteholder shall have any right to institute any proceedings, judicial or otherwise, regarding the Master Indenture or related Supplement, or for the appointment of a receiver or trustee, or for any other remedy under the Master Indenture or related Supplement, unless:
(a)    Holders of not less than 25% of the Principal Amount of each Series of Notes have made written request to the Trustee to institute the proceeding in its own name as Trustee;
(b)    those Noteholders have previously given written notice to the Trustee of a continuing Event of Default;
(c)    those Noteholders have offered to the Trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in compliance with their request;
(d)    the Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute appropriate proceedings; and
(e)    no direction inconsistent with the written request has been given to the Trustee during the 60-day period by the Majority Noteholders of any outstanding Series.
No one or more Noteholders may in any manner whatever under any provision of this Master Indenture affect, disturb, or prejudice the rights of any other Noteholder or obtain or seek to obtain priority or preference over any other Noteholder or enforce any right under this Master Indenture, except in the manner provided in this Master Indenture and for the equal and ratable benefit of all the Noteholders.

If the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than Majority Noteholders of the related Series, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Master Indenture.
Section 5.09.    Unconditional Rights of Noteholders to Receive Principal and Interest.
Notwithstanding any other provision in this Master Indenture, each Noteholder shall have the absolute and unconditional right to receive payment of the principal of and interest on its Note as that principal and interest becomes due and payable and to institute suit for the enforcement of that payment. This right shall not be impaired without the consent of the affected Noteholder.
Section 5.10.    Restoration of Rights and Remedies.
If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Master Indenture and that proceeding has been discontinued or abandoned, or has been determined adversely to the Trustee or to the Noteholder, then the Issuer, the Trustee, and the Noteholder shall, subject to any determination in that proceeding, be restored to their former positions under this Master Indenture, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no proceeding had been instituted.
Section 5.11.    Rights and Remedies Cumulative.
No right, remedy, power, or privilege herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right, remedy, power, or privilege. Every right, remedy, power, or privilege shall be cumulative and in addition to every other right, remedy, power, or privilege given under this Master Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right, remedy, power, or privilege shall not preclude any other further assertion or the exercise of any other appropriate right, remedy, power, or privilege.
Section 5.12.    Delay or Omission Not Waiver.
No failure to exercise and no delay in exercising, on the part of the Trustee or of any Noteholder or other Person, any right, remedy, power, or privilege upon any Event of Default shall impair that right, remedy, power, or privilege or constitute a waiver of it or of the Event of Default or an acquiescence in the Event of Default. Every right, remedy, power, or privilege given by this Article or by law to the Trustee or to the Noteholders may be exercised as often as may be deemed expedient by the Trustee or by the Noteholders, as the case may be.
Section 5.13.    Rights of Noteholders to Direct Trustee.
Majority Noteholders of any outstanding Series of Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee regarding the Notes of that Series or exercising any trust or power conferred on the Trustee regarding the Notes of that Series.

Notwithstanding the foregoing:
(a)    the Trustee may decline any direction if the Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Master Indenture; and
(b)    the Trustee may decline any direction if the Trustee in good faith, by a Responsible Officer of the Trustee, determines that the proceedings so directed would be illegal or involve the Trustee in personal liability or be unjustly prejudicial to Noteholders not parties to that direction.
Section 5.14.    Waiver of Past Defaults.
Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.03 (except in the case of subsection (a)(ii) below), Majority Noteholders of each outstanding Series of Notes may, on behalf of all the Noteholders, waive in writing any past default on the Notes and its consequences, except:
(a)    (i) a default in the payment of the principal or interest on any Note or (ii) an Event of Default described in clause (iii) of the definition thereof (each of which may be waived only with the consent of all of the Noteholders); or
(b)    regarding any of the provisions under Section 9.02 that cannot be modified or amended without the consent of the Noteholder of each outstanding Note affected.
Upon any written waiver, the default shall cease to exist, and any Event of Default arising from it shall be deemed to have been cured for every purpose of this Master Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent to it.
Section 5.15.    Undertaking for Costs.
All parties to this Master Indenture agree, and each Noteholder by its acceptance of a Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Master Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, any court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and that the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by that party litigant. The provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholders (in compliance with Section 5.08) holding in the aggregate more than 10% of the principal amount of the outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal or interest on any Note on or after the Payment Date on which the principal or interest was due (or, in the case of redemption, on or after the applicable redemption date).

Section 5.16.    Waiver of Stay or Extension Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may adversely affect the covenants or the performance of this Master Indenture. The Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 5.17.    Sale of Trust Assets.
(a)    Subject to Section 5.04 of the Servicing Agreement, the method, manner, time, place, and terms of any sale of all or any portion of the Trust Estate pursuant to Section 5.05 shall be commercially reasonable. The Trustee may from time to time postpone any sale by public announcement made at the time and place of the sale;
(b)    In any sale of all or any portion of the Trust Estate pursuant to Section 5.05, any Noteholder may bid for and purchase the property offered for sale, and upon compliance with the terms of the sale may hold, retain, and possess and dispose of the property, without further accountability, and may, in paying the purchase money for the property, deliver any outstanding Notes or claims for interest on the Notes in lieu of cash up to the amount that shall, upon distribution of the net proceeds of the sale, be payable thereon, and those Notes, if the amounts so payable are less than the amount due on the Notes, shall be returned to the Noteholder after being appropriately stamped to show partial payment;
(c)    The Trustee may bid for and acquire any portion of the Trust Estate securing the Notes in a public sale, and may pay all or part of the purchase price by crediting against amounts owing to the Trustee under this Master Indenture, including, without limitation, the costs, charges and expenses incurred by the Trustee in connection with the sale notwithstanding the provisions of Section 6.07; and
(d)    The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate upon their sale. In addition, the Trustee is hereby irrevocably appointed the agent and attorney‑in‑fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate upon their sale, and to take all action necessary to effect their sale. No purchaser or transferee of any portion of the Issuer’s interest in the Trust Estate shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.
Section 5.18.    Action on Notes.
The Trustee’s right to seek and recover judgment on the Notes or under this Master Indenture shall not be affected by the seeking or obtaining of or application for any other relief under this Master Indenture. Neither the Lien of this Master Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the

Issuer or by the levy of any execution under that judgment upon any portion of the Trust Assets or upon any of the assets of the Issuer. Any money or property collected by the Trustee shall be applied as Collections as specified in the applicable Supplement and the Servicing Agreement.
Section 5.19.    Limited Rights of Certain Noteholders.
Neither CFC or A-Mark or any Affiliate thereof as Holders of any Notes issued pursuant to this Master Indenture or any Supplement related thereto shall have any rights to direct the Trustee to take any action in respect of the Notes pursuant to this Master Indenture or any Supplement related thereto.
ARTICLE VI

THE INDENTURE TRUSTEE
Section 6.01.    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing and a Responsible Officer of the Trustee has actual knowledge, the Trustee shall, but only after receiving directions from Majority Noteholders, exercise the rights and powers vested in it by this Master Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs, provided that the foregoing shall not be deemed to require the Trustee to take any action, or have any liability for the failure to take any action, where the terms of this Master Indenture provide that the Trustee only takes action at the written direction of a Majority of Noteholders or if the Trustee is permitted to refrain from taking action unless it has been provided with adequate indemnity.
(b)    Except during the continuance of an Event of Default as to which a Responsible Officer of the Trustee has actual knowledge of such Event of Default;
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Master Indenture and any applicable Supplement, and no implied covenants, duties or obligations shall be read into this Master Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely (as to their truth and correctness) and shall be fully protected in relying upon certificates or opinions furnished to the Trustee and conforming on their face to the requirements of this Master Indenture or any applicable Supplement.
(c)    The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, order; or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Master Indenture, shall examine them to determine whether they substantially conform on their face to the requirements of this Master Indenture. The Trustee shall give prompt written notice to the Noteholders and each Rating Agency of any material lack of conformity of any such instrument on its face to the applicable requirements of this Master

Indenture discovered by the Trustee that would entitle Majority Noteholders to take any action pursuant to this Master Indenture;
(d)    No provision of this Master Indenture shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:
(i)    this subsection shall not be construed to limit the effect of subsection (b) of this Section;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee unless the Trustee was grossly negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the Master Indenture or applicable Supplement or at the direction of Majority Noteholders of each outstanding Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or for exercising any trust or power conferred upon the Trustee, under this Master Indenture. The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith at the direction of the Servicer or the Issuer.
(e)    No provision of this Master Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Master Indenture or in the exercise of any of its rights or powers if it has good faith grounds for believing that repayment of its funds or indemnity satisfactory to it against any risk or liability is not reasonably assured to it;
(f)    Every provision of this Master Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (d) and (e) of this Section;
(g)    Except as expressly provided in this Master Indenture or any Supplement, or the Servicing Agreement, the Trustee shall have no power to vary the Trust Estate, including (i) accepting any substitute Loan or Metals for a Loan or Metals initially transferred to the Issuer, (ii) adding any other investment, obligation, or security to the Trust Estate or (iii) withdrawing from the Trust Estate any Loan or Metals (except, in each such case, as otherwise provided herein or in the Servicing Agreement);
(h)    The Trustee shall have no responsibility or liability for investment losses on Eligible Investments;
(i)    For all purposes under this Master Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default or Early Amortization Event or Servicer Default unless a Responsible Officer of the Trustee has actual knowledge of the event. For the purposes of determining the Trustee’s responsibility and liability under this Master Indenture, any reference to an Event of Default or Early Amortization Event or Servicer Default shall be construed to refer only to such event of which the Trustee is deemed to have notice as described in this subsection; and
(j)    The Trustee shall have the full power and authority, and is hereby authorized and empowered, to enter into, execute, deliver and perform the Program Agreements to which it is a party.
Section 6.02.    Notice of Early Amortization Event.
Upon the occurrence of any Early Amortization Event or Event of Default of which a Responsible Officer of the Trustee has actual knowledge or has received written notice, the Trustee shall transmit by mail notice of the occurrence of the event to each Rating Agency and to all Noteholders as their names and addresses appear on the Note Register within 5 days after it receives written notice or obtains actual knowledge of the event.
Section 6.03.    Rights of Trustee.
(a)    The Trustee may conclusively rely and shall fully be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)    Whenever in the administration of this Master Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action, the Trustee (unless other evidence is specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of the Issuer.
(c)    As a condition to the taking, suffering or omitting of any action by it, the Trustee may consult with counsel, and the advice of counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in reliance thereon.
(d)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Master Indenture or to honor the request or direction of any of the Noteholders pursuant to this Master Indenture, unless the Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with the request or direction.
(e)    The Trustee shall not be bound to make any investigation into the matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document, but the Trustee, in its discretion, may make any further inquiry or investigation into those matters that it deems appropriate, and, if the Trustee determines to inquire further, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney.

(f)    The Trustee may execute any of the trusts or powers under this Master Indenture or perform any duties under this Master Indenture either directly or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for (i) any misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it or (ii) the supervision of those agents, attorneys, custodians or nominees appointed with due care.
(g)    The Trustee shall not be required to provide any surety or bond of any kind in connection with the execution or performance of its duties hereunder.
(h)    The Trustee shall not be deemed to make any representations as to the validity, legality, enforceability, sufficiency or adequacy of this Master Indenture.
(i)    The Trustee shall not at any time (i) have any responsibility or liability other than as may be expressly set forth in this Master Indenture for or with respect to the validity, legality, enforceability, sufficiency or adequacy of any of the Notes or any other Program Agreement or as to the correctness of any statement thereof, (ii) shall be accountable for the Issuer’s use of the proceeds from the Notes, and (iii) shall be responsible for any statement of the Issuer in this Master Indenture or in any document issued in connection with the sale of the Notes or in the Notes. The recitals contained herein and in the Notes shall be construed as the statements of the Issuer. The Trustee shall not be responsible for any statement of the Issuer in this Master Indenture or any statement in any document issued in connection with the sale of the Notes or in the Notes other than information provided by the Trustee and the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.
(j)    In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties to this Master Indenture including, but not limited to, such party’s name, address, and other identifying information.
(k)    In connection with any request that the Trustee take any action or refrain from taking any action hereunder, the Trustee shall be protected in acting or refraining from acting upon an Officer’s Certificate or Opinion of Counsel of the Issuer, which shall be an expense of the Person requesting such party to act or refrain from acting.
(l)    Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Master Indenture, the Issuer shall furnish to the Trustee (i) an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Master Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Master Indenture, no additional certificate or opinion need be furnished.
(m)    The Trustee shall not have any duty or responsibility in respect to (i) any recording, filing or depositing of this Master Indenture or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the collateral, (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the collateral. The Trustee shall be authorized to, but shall in no event have any duty or responsibility to, file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise perfect or maintain any security interest in the collateral.
(n)    The Trustee shall not be under any obligation to (i) institute, conduct, defend or otherwise participate in any litigation or other legal proceeding hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Master Indenture, or (ii) undertake an investigation of any party to any transaction agreement, unless, in each case, such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
(o)    The Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights conferred upon the Trustee by this Master Indenture.
(p)    If the Trustee is also acting as Paying Agent and as Transfer Agent and Registrar, the rights and protections afforded to the Trustee pursuant to this Article shall also be afforded to it as Paying Agent and as Transfer Agent and Registrar.
(q)    If any party hereto shall be unable to carry out the whole or any part of its obligations under this Master Indenture by reason by a force majeure event, then the performance of the obligations under this Master Indenture of such party as they are affected by such cause shall be excused for a reasonable time during which such condition exists, it being understood that such party shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances. The Trustee shall not be liable or responsible for any delay or failure in performance of its obligations hereunder arising out of or caused, directly or indirectly by any such force majeure event. A “force majeure event” as used in this Master Indenture shall mean an unanticipated event that is not reasonably within the control of the affected party, including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot and any other causes of such nature.
(r)    In no event shall the Trustee be liable for (i) special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Master Indenture, even if the Trustee has been advised or is aware of the possibility of such damages, or (ii) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which securities or assets are held.
(s)    Receipt by the Trustee of any report or other information delivered or otherwise made available to such party pursuant to the terms of this Master Indenture, shall not be deemed to constitute either actual or constructive knowledge by such party of such information, unless a

Responsible Officer of such party actually receives such report or other information and has an express contractual obligation to review the same.
(t)    None of the Trustee, the Paying Agent, or any other party shall be responsible for any act or omission of any other party to this Master Indenture (except to the extent the same legal entity is serving in more than one such role).
To the extent the Trustee determines in good faith that any substantial ambiguity exists in the interpretation of any definition, provision or term contained in this Master Indenture pertaining to the performance of its duties hereunder, or to the extent more than one methodology can be used to make any of the determinations or calculations to be performed by the Trustee hereunder, the Trustee may request written direction from the Issuer as to the interpretation or methodology it should adopt with respect thereto and indicate the interpretation or methodology it shall adopt in the absence of written direction from the Issuer. The Issuer shall promptly provide such written direction, and the Trustee shall be entitled conclusively to rely upon, and shall be protected and held harmless in acting upon, such written direction. Notwithstanding any provision of this Master Indenture to the contrary, if the Trustee does not receive such instructions within five (5) Business Days after it has delivered to the Issuer such notice requesting instructions, or such shorter period of time as may be set forth in such notice, it may adopt the interpretation or methodology it set forth in such request for instructions (and the Issuer shall be deemed to have been consented thereto), and, in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee shall have no liability to the Issuer or any Noteholder in connection therewith.

Any communication provided for or permitted hereunder shall be in writing and (including facsimile), unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Issuer, at 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245, and (ii) in the case of the Trustee at its Corporate Trust Office; or as to each such Person such other address and/or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

The Trustee agrees to accept and act upon instructions or directions pursuant to and not inconsistent with this Master Indenture or any document executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing such person as a person designated to provide such instructions or directions, which incumbency certificate may be amended whenever a person is added or deleted from the listing. If such person elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee acts upon such instructions, the Trustee’s reasonable understanding of such instructions, as applicable, shall be deemed controlling.

The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a prior written instruction except as a result of their respective willful misconduct, gross negligence or bad faith. Any Person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 6.04.    Not Responsible for Recitals or Issuance of Notes.
The recitals contained in this Master Indenture and in the Notes, except the certificate of authentication of the Trustee, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Master Indenture, the Notes, or any related document. The Trustee shall not be accountable for the use or application by the Issuer of the proceeds from the Notes.
Section 6.05.    May Hold Notes.
The Trustee, any Paying Agent, any Transfer Agent and Registrar, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent and Registrar, or other agent.
Section 6.06.    Money Held in Trust.
Any money held by the Trustee in trust under this Master Indenture need not be segregated from any other funds held by the Trustee in trust under this Master Indenture except to the extent required by this Master Indenture. The Trustee shall be under no liability for interest on any money received by it under this Master Indenture except as otherwise agreed upon in writing by the Trustee.
Section 6.07.    Compensation, Reimbursement and Indemnification.
(a)    The Issuer agrees, subject to the limitations of the Supplement for each Series:
(i)    to cause the Servicer to pay the Trustee (no less frequently than each Payment Date) the Trustee Fee;
(ii)    except as otherwise expressly provided in this Master Indenture, to reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee pursuant to this Master Indenture (including all costs and expenses incurred by the Trustee exercising any remedies under this Master Indenture or in connection with enforcement of its indemnification rights hereunder and the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement, or advance that may be attributable to its gross negligence or bad faith); and

(iii)    to indemnify the Trustee, its officers, directors, employees, and agents against any loss, liability, expense, damage, or injury suffered or sustained without negligence or bad faith on its part, arising in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability from the exercise or performance of any of its powers or duties under this Master Indenture or in connection with enforcement of its indemnification rights hereunder.
(b)    The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section until at least one year and one day after the payment in full of all the Notes issued under this Master Indenture. The Trustee, by entering into this Master Indenture, and each Noteholder, by accepting a Note, agrees not at any time prior to the date which is one year and one day (or, if longer, then the applicable preference period plus one day) from the date of termination of this Master Indenture, to institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Master Indenture or any of the Program Agreements; provided, however, that nothing in this Master Indenture will prohibit the Trustee from filing proofs of claim in any suit in equity, action at law or other judicial or administrative proceeding.
(c)    Upon the occurrence of an Event of Default resulting in an acceleration of maturity of the Notes, the Trustee shall have, as security for the performance of the Issuer, a lien ranking senior to the lien of the Notes upon all property and funds held or collected as part of the Trust Estate. The Trustee shall not institute any proceeding seeking the enforcement of such lien against the Trust Estate unless (i) such proceeding is in connection with a proceeding in accordance with Article V hereof for enforcement of the lien of this Master Indenture for the benefit of the Noteholders after the occurrence of an Event of Default and a resulting declaration of acceleration of maturity of such Notes that has not been rescinded and annulled, or (ii) such proceeding does not and will not result in or cause a sale or other disposition of the Trust Estate.
Section 6.08.    Replacement of Trustee.
No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section. The Trustee may resign at any time upon 30 days’ written notice to the Issuer. Majority Noteholders of each outstanding Series of Notes may remove the Trustee with or without cause by so notifying the Trustee and may appoint a successor Trustee. The Servicer shall remove the Trustee if:
(i)    the Trustee fails to satisfy Section 6.11;
(ii)    the Trustee is adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer takes charge of the Trustee or its property or its affairs for the purpose of rehabilitation, conservation, or liquidation; or
(iii)    the Trustee otherwise becomes legally unable to act.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to as the retiring Trustee), the Servicer shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, and duties of the Trustee under this Master Indenture. The successor Trustee shall mail a notice of its succession to the Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or Majority Noteholders of each outstanding Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to satisfy Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the removed or retiring Trustee.
Section 6.09.    Successor Trustee by Merger.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving, or transferee corporation or banking association without any further act shall be the successor Trustee if that corporation or banking association is otherwise qualified and eligible under Section 6.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except to the extent that assumption of its duties and obligations, as such, is not effected by operation of law. The Trustee shall provide each Rating Agency prior written notice of any such transaction.
If any Notes have been authenticated but not delivered at the time a successor to the Trustee by merger, conversion, consolidation, or transfer succeeds to the trusts created by this Master Indenture, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee and deliver the Notes so authenticated.
Any successor to the Trustee may authenticate Notes in the name of the successor Trustee and those certificates of authentication shall have the full force that it is anywhere provided in the Notes or in this Master Indenture that certificates of authentication of the Trustee shall have.
Section 6.10.    Appointment of Co-Trustee or Separate Trustee.
(a)    Notwithstanding any other provisions of this Master Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of any part of the Trust Estate, and to vest in those Persons, in such capacity and for the benefit of the Noteholders, title to any part of the Trust Estate and, subject to the other provisions of this Section, the powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Master Indenture shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08;
(b)    Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)    all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and the separate trustee or co-trustee jointly (the separate trustee or co-trustee is not authorized to act separately without the Trustee joining in the act), except to the extent that under any law of any jurisdiction in which any particular acts are to be performed the Trustee is incompetent or unqualified to act, in which event the rights, powers, duties, and obligations shall be performed singly by the separate trustee or co-trustee, but solely at the direction of the Trustee;
(ii)    no trustee under this Master Indenture shall be personally liable by reason of any act or omission of any other trustee; under this Master Indenture; and
(iii)    the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)    Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Master Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Master Indenture, specifically including every provision of this Master Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every instrument of appointment shall be filed with the Trustee; and
(d)    Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority to do any lawful act under this Master Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, without the appointment of a new or successor trustee.
Section 6.11.    Eligibility; Disqualification.
The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recently filed report of condition.

Section 6.12.    Representations and Covenants of Trustee.
The Trustee represents, warrants and covenants that:
(i)    it is a national banking association;
(ii)    it has full power and authority to deliver and perform this Master Indenture and has taken all necessary action to authorize the execution, delivery, and performance by it of this Master Indenture and the other Program Agreements to which it is a party; and
(iii)    each of this Master Indenture and the other Program Agreements to which it is a party has been duly executed and delivered by the Trustee and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.
Section 6.13.    Notice of Repurchase Requests.
The Trustee will (i) notify the Servicer, as soon as practicable and in any event within five Business Days, of all demands or requests communicated (in writing or orally) to the Trustee for the repurchase of any of the Trust Estate pursuant to Section 5.04 of the Servicing Agreement and (ii) promptly upon request by the Servicer, provide to the Servicer any other information reasonably requested to facilitate compliance by it with Rule 15Ga-1 under the Exchange Act. In no event will the Trustee have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.
Section 6.14.    Notice to Servicer of Repurchase Requests.
The Trustee agrees to cooperate in good faith with any reasonable request by the Issuer or the Servicer for information regarding the Trustee which the Issuer or the Servicer determines is required in order to enable the Issuer or Servicer to comply with the provisions of Rule 15Ga-1 under the Exchange Act as it relates to the Trustee or to the Trustee’s obligations under this Master Indenture.
The Issuer and the Servicer acknowledge and agree that (a) in no event will Citibank, N.A. (individually or in its capacity as Trustee) have any responsibility or liability in connection with (i) the compliance by any securitizer (as defined in Rule 15Ga 1) or any other person with the Exchange Act or Regulation AB or (ii) any filing required to be made by the Issuer under the Exchange Act or Regulation AB in connection with the information provided hereunder, (b) the Trustee’s obligations under this Section is limited to a review of the Trustee’s internal written records of repurchase demand activity for the Issuer and that neither the Trustee nor Citibank, N.A., in its individual capacity, are required to request information from any unaffiliated parties and (c) Citibank, N.A., in its individual capacity and in its capacity as Trustee, will not have any duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Trust Estate with respect to the Issuer.

ARTICLE VII

NOTEHOLDERS’ LIST AND REPORTS BY INDENTURE TRUSTEE AND ISSUER
Section 7.01.    Issuer to Furnish Trustee Names and Addresses of Noteholders.
Within five days after each Record Date, the Issuer will cause to be furnished to the Trustee a list, in such form as the Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Noteholders as they appear on the Note Register as of that Record Date. At any other time the Trustee may request the Issuer to furnish, on ten days’ written notice, a list of similar form and content as of a date not more than 10 days prior to the time the list is furnished. So long as the Trustee is the Transfer Agent and Registrar, the Issuer shall not be required to furnish such lists and the Trustee shall furnish to the Issuer such list upon ten days’ written request.
Section 7.02.    Preservation of Information; Communications to Noteholders.
(a)    The Trustee shall preserve, in as current a form as is reasonably practicable, the names, addresses and taxpayer identification numbers of the Noteholders contained in the most recent list furnished to the Trustee under Section 7.01 and the names, addresses and taxpayer identification numbers of the Noteholders received by the Trustee in its capacity as Transfer Agent and Registrar. The Trustee may destroy any list furnished to it under Section 7.01 upon receipt of a new list so furnished;
(b)    If any Noteholder applies in writing to the Trustee stating that it desires to communicate with other Noteholders regarding their rights under this Master Indenture or under the Notes, then the Trustee shall, within five Business Days after the receipt of the application, afford that Noteholder access to the information preserved at the time by the Trustee in accordance with subsection (a) of this Section; and
(c)    If any Noteholder applies in writing to the Trustee stating that it desires a copy of any report or certificate of the Servicer or Monitor prepared in accordance with Article III of the Servicing Agreement, the Trustee shall promptly furnish that Noteholder with a copy of the requested report or reports.
ARTICLE VIII

ACCOUNTING AND RELEASES
Section 8.01.    Collection of Money.
(a)    Except as otherwise expressly provided in this Master Indenture, the Trustee may demand payment or delivery of, and receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Master Indenture. The Trustee shall hold all such money and property received by it in trust for the Noteholders and shall apply such property and money as provided in this Master Indenture and any applicable Supplement and the Servicing Agreement.

Section 8.02.    Authority of Servicer to Direct.
Pursuant to the authority granted to the Servicer in Section 4.02(d) of the Servicing Agreement, the Servicer may, until this authority is revoked by the Trustee at the direction of Majority Noteholders of each outstanding Series, instruct the Trustee to make payments from the Trust Accounts to perform the Issuer’s, the Servicer’s or the Trustee’s duties under this Master Indenture and the Servicing Agreement.
Section 8.03.    Release of Trust Assets, Etc.
(a)    Subject to the payment of its fees, expenses and indemnification amounts owed to it, the Trustee may, and when required by this Master Indenture or the Servicing Agreement shall, execute instruments to release property from the Lien of this Master Indenture, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Master Indenture or any Supplement or the Servicing Agreement. No party relying upon an instrument executed by the Trustee as provided in this Article shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies;
(b)    To facilitate the servicing of the Loans and Metals by the Servicer, the Trustee by written direction of a Responsible Officer of the Trustee shall authorize the Servicer to execute in the name of the Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments regarding the Loans and Metals (and the Trustee shall execute any of those documents on request of the Servicer), subject to the obligations of the Servicer under the Servicing Agreement; and
(c)    Upon written direction of a Responsible Officer of the Issuer, the Trustee shall, at such time as there are no Notes outstanding, release and transfer, without recourse, all of the Trust Estate that secured the Notes (other than any cash held for the payment of the Notes pursuant to Section 4.02).
ARTICLE IX

SUPPLEMENTAL INDENTURES
Section 9.01.    Supplemental Indentures Without Consent of Noteholders.
(a)    Upon satisfaction of the Rating Agency Condition for the Notes of all Series, the Issuer and the Trustee, when authorized by a written direction of a Responsible Officer of the Issuer, may enter into one or more indentures supplemental to this Master Indenture or a Supplement, in form satisfactory to the Trustee, for any of the following purposes:
(i)    to correct or amplify the description of any property subject to the Lien of the Master Indenture or any applicable Supplement, or better to assure, convey and confirm to the Trustee any property required to be subjected to the Lien of the Master Indenture or applicable Supplement, or to subject to the Lien of the Master Indenture ro applicable Supplement additional property;
(ii)    to evidence the succession, in compliance with Section 3.10, of another Person to the Issuer, and the assumption by the successor of the covenants of the Issuer herein and in the Notes;
(iii)    to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;
(iv)    to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;
(v)    to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters arising under the Master Indenture or in any supplemental indenture so long as the interests of any Noteholder are not adversely affected;
(vi)    to evidence the acceptance of the appointment under the Master Indenture of a successor trustee and to add to or change any of the provisions of the Master Indenture necessary to facilitate the administration of the trusts under the Master Indenture by more than one trustee, pursuant to the requirements of Article VI;
(vii)    to provide for the issuance of one or more new Series of Notes, in accordance with the provisions of Section 2.11;
(viii)    to provide for the termination or replacement of any external credit enhancement in accordance with the provisions of the related Supplement; or
(ix)    to designate a group or category of assets of the Issuer that will not secure or support the payment of the Notes of one or more designated Series, or groups of Series; provided, that no such supplemental indenture shall, as to any Series, terminate the Lien of the Master Indenture over any assets of the Issuer previously pledged to secure the Issuer’s obligations under such Series;
The Trustee is authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.
(b)    The Issuer and the Trustee, when authorized by a written direction of a Responsible Officer of the Issuer, may also, upon satisfaction of the Rating Agency Condition regarding the Notes of all Series, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Master Indenture or of modifying in any manner the rights of the Noteholders under this Master Indenture; provided that such action will not, as evidenced by an Opinion of Counsel of the Issuer, delivered and acceptable to the Trustee, adversely affect in any material respect the interests of any Noteholder; and
(c)    The issuance of an additional Series will not be considered an amendment requiring Noteholder consent under the provisions of this Master Indenture, except to the extent such consent is required under the provisions of a related Supplement.
Section 9.02.    Supplemental Indentures with Consent of Noteholders.
The Issuer and the Trustee, when authorized by a written direction of a Responsible Officer of the Issuer, also may, upon satisfaction of the Rating Agency Condition (together with, the consent of a Majority of Noteholders of each adversely affected Series), by an Act of the Noteholders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Master Indenture or of modifying in any manner the rights of those Noteholders under this Master Indenture. However, no such supplemental indenture shall, without the consent of each Noteholder affected thereby:
(a)    change the due date of any installment of principal of or interest on any Note, or reduce the principal amount of any Note, the interest rate on any Note or the redemption price of any Note or change any place of payment where, or the coin or currency in which, any Note or any interest on it is payable;
(b)    impair the right to institute suit for the enforcement of the provisions of this Master Indenture requiring the application of funds, as provided in Article V, to the payment of any amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date);
(c)    reduce the percentage that constitutes “Majority Noteholders” of any Series outstanding or the consent requirements of the Holders which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Master Indenture or certain defaults hereunder and their consequences as provided for in this Master Indenture;
(d)    reduce the percentage of the aggregate outstanding amount of any Notes, the consent of the Holders of which is required to direct the Trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series;
(e)    decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of this Master Indenture that specify the applicable percentage of the aggregate principal amount of the Notes of such Series necessary to amend the Master Indenture or any other Program Agreements that require such consent;
(f)    modify or alter the provisions of this Master Indenture regarding the voting of Notes held by the Issuer or any Affiliate thereof; or

(g)    permit the creation of any Lien ranking prior to or on a parity with the Lien of this Master Indenture on any part of the Trust Estate (or, if applicable, Series Collateral) for any Notes or, except as otherwise permitted or contemplated herein, terminate the Lien of this Master Indenture on any Trust Estate assets or (if applicable) Series Collateral or deprive any Noteholder of the security provided by the Lien of this Master Indenture or any Supplement.
It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if that Act shall approve the substance thereof.
Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Issuer shall mail to the Noteholders to which that supplemental indenture relates written notice setting forth in general terms the substance of that supplemental indenture. The failure of the Issuer to mail any such notice, or any defect therein, shall not in any way impair or affect the validity of that supplemental indenture.
Section 9.03.    Execution of Supplemental Indentures.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Master Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.01 and 6.03) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Master Indenture. The Trustee may, but shall not be obligated to, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Master Indenture or otherwise.
Section 9.04.    Effect of Supplemental Indenture.
Upon the execution of any supplemental indenture under this Article, this Master Indenture shall be modified in accordance therewith, and that supplemental indenture shall form a part of this Master Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 9.05.    Reference in Notes to Supplemental Indentures.
Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in that supplemental indenture. If the Issuer so determines, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to that supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee at the written direction of the Issuer, in exchange for outstanding Notes.

ARTICLE X

MISCELLANEOUS
Section 10.01.    Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to those matters in one or several documents.
Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, CFC, A-Mark or the Issuer, stating that the information with respect to those factual matters is in the possession of such party, unless such Responsible Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to those matters are erroneous.
Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Master Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Master Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of that certificate or report (as the case may be), of the facts and opinions stated in that document shall in such case be conditions precedent to the right of the Issuer to have that application granted or to the sufficiency of that certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
Section 10.02.    Acts of Noteholders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Master Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by those Noteholders in person or by agent duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of outstanding principal amount represented by those Noteholders. Except as herein otherwise expressly provided, any such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Master Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.
(c)    The ownership of Notes shall be proved by the Note Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver, or other action by any Noteholder shall bind the Holder (and any transferee thereof) of every Note issued upon the registration thereof in exchange therefore or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
Section 10.03.    Notices, Etc. to Trustee, Issuer and Rating Agency.
(a)    Any request, demand, authorization, direction, notice, consent, waiver, or Act of Noteholders or other documents provided or permitted by this Master Indenture to be made upon, given or furnished to, or filed with:
(i)    the Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Responsible Officer of the Trustee, by facsimile transmission or by other means acceptable to the Trustee to or with the Trustee at its principal Corporate Trust Office; or
(ii)    the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first‑class postage prepaid, to the Issuer addressed to it at 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245, or at any other address previously furnished in writing to the Trustee by the Issuer.
(b)    Notices required to be given to any Rating Agency by the Issuer or the Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to the following address: Morningstar Credit Ratings, LLC, 4 World Trade Center, 48th Floor, New York, NY 10007, Attention: Jonathan Lam, or as to the foregoing or as to any other Rating Agency, if ever any, at such other address as shall be designated by written notice to the other parties.
(c)    The Rating Agency, upon receipt of confirmation that such notice, request, demand, consent or other communication has been posted to the Rule 17g-5 website at www.amark.com (or at such other address as shall be designated by written notice to the other parties), at Morningstar Credit Ratings, LLC, 4 World Trade Center, 48th Floor, New York, NY 10007, Attention: Jonathan Lam, jonathan.lam@morningstar.com.

Section 10.04.    Notices to Noteholders; Waiver.
All notices required to be given to the Noteholders of any Series or Class thereof originally issued pursuant to Regulation S under the Securities Act shall, in addition to being given by mail as provided below, be given by publication at least once (i) in one authorized newspaper in the English language in London, and (ii) if any such Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, in one authorized newspaper in Luxembourg. An authorized newspaper is a newspaper of general circulation customarily published on each Business Day, whether or not it is published in Saturday, Sunday, or holiday editions. The Financial Times in London and the Luxemburger Wort in Luxembourg are the initial authorized newspapers. If it becomes impracticable to give notice to the Noteholders in this manner, then notification in lieu thereof by publication approximating the terms and conditions of the required publication insofar as may be practicable shall constitute sufficient notice. Neither the failure to give notice nor any defect in any notice to any particular Noteholder shall affect the sufficiency of any notice to other Noteholders. Notice by publication will be deemed to have been given on the date of publication, or if published on different dates, on the date of the first publication.
Where the Master Indenture or any related Supplement provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by registered or certified mail or first class postage prepaid or national overnight courier service to each Noteholder affected by such event, at the address of that Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Master Indenture provides for notice in any manner, that notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and any such waiver shall be the equivalent of that notice. Waivers of notice by Noteholders shall be filed with the Trustee but no such filing shall be a condition precedent to the validity of any action taken in reliance upon any such waiver.
If because of the suspension of regular mail service, it is impractical to mail notice of any event to Noteholders when that notice is required to be given, then any manner of giving that notice that is satisfactory to the Trustee shall be deemed to be a sufficient giving of that notice.
The Issuer shall give prompt written notice to each Rating Agency of any of the following occurrences: (a) the appointment of a successor Trustee, (b) the execution of a supplemental indenture pursuant to Article IX, (c) the adoption of any amendment to the Servicing Agreement, and (d) the payment of the entire principal of the Notes of any Series. Any such notice shall be sufficient if furnished in writing to the Rating Agency.

Section 10.05.    Alternate Payment and Notice Provisions.
Notwithstanding any provision of this Master Indenture or any of the Notes to the contrary, the Issuer, with the consent of the Trustee, may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Trustee or any Paying Agent to that Noteholder, that is different from the methods provided for in this Master Indenture for payments or notices. The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with those agreements.
Section 10.06.    Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 10.07.    Successors and Assigns.
All covenants and agreements in this Master Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.
Section 10.08.    Separability.
If any provision in this Master Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 10.09.    Benefits of Indenture.
Except as set forth in Section 10.13, nothing in this Master Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, any benefit.
Section 10.10.    Legal Holidays.
In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Master Indenture) payment need not be made on that date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
Section 10.11.    Governing Law; Waiver of Jury Trial.
(a) THIS MASTER INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN).

(b) ANY ACTION OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO RELATING IN ANY WAY TO THIS MASTER INDENTURE OR ANY NOTE OR THE TRUST ESTATE MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE ISSUER IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. THE ISSUER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO REMOVE ANY SUCH ACTION OR PROCEEDING BY REASON OF IMPROPER VENUE OR INCONVENIENT FORUM. AS LONG AS ANY OF THE NOTES REMAIN OUTSTANDING, SERVICE OF PROCESS UPON THE ISSUER SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE UPON THE ISSUER IN ANY SUCH LEGAL ACTION OR PROCEEDING.
(c) EACH PARTY HERETO HEREBY WAIVES, IN EACH CASE TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS MASTER INDENTURE OR ANY OTHER DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS MASTER INDENTURE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 10.12.    Counterparts.
This Master Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 10.13.    Issuer Obligation.
No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Master Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a membership or other equity interest in the Issuer; or (ii) any manager, partner, owner, beneficiary, agent, officer, director, employee or agent of the Issuer, or of any holder of a membership or other equity interest in the Issuer, except as any such Person may have expressly agreed in writing.

Section 10.14.    No Petition.
The Trustee, by entering into the Master Indenture, and each Noteholder, by accepting a Note, hereby covenant that they will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Master Indenture, any applicable Supplement, or any other Program Agreement, until at least one year and one day after the payment in full of all Notes issued under the Master Indenture.
Section 10.15    Illegal Acts.
No provisions of this Master Indenture or any amendment or supplement hereto shall be deemed to impose any duty or obligation on the Trustee to do any act in the performance of its duties hereunder or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful, or which, shall be beyond the corporate powers, authorization or qualification of the Trustee.

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Master Indenture to be duly executed by their respective officers thereunto duly authorized and attested, all as of the day and year first above written.
AM CAPITAL FUNDING, LLC, as Issuer

By: ______________________________
Printed Name: Thor Gjerdrum
Title:          President

CITIBANK, N.A., as Trustee

By:
Printed Name:
Title:

[Signature Page to Master Indenture]